                          AGREEMENT AND PLAN OF MERGER


                                     AMONG


                    THE PRODUCERS ENTERTAINMENT GROUP LTD.,


                           TPEG ACQUISITION II CORP.,


                       GROSSO-JACOBSON PRODUCTIONS, INC.


                                SALVATORE GROSSO

                                      AND

                              LAWRENCE S. JACOBSON

                            _______________________



                           DATED:  SEPTEMBER 15, 1997






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                          AGREEMENT AND PLAN OF MERGER



                 AGREEMENT AND PLAN OF MERGER, dated September 15, 1997, by and among The Producers Entertainment Group Ltd., a Delaware corporation ("TPEG"), TPEG Acquisition II Corp., a Delaware corporation ("TPEG Sub II"), Grosso-Jacobson Productions, Inc., a Delaware corporation ("GJP"), Salvatore Grosso and Lawrence S. Jacobson (hereinafter referred to severally by their respective surnames and collectively as "Stockholders").

                 WHEREAS, TPEG owns of record and beneficially all of the issued and outstanding shares of capital stock of TPEG Sub II;

                 WHEREAS, Grosso and Jacobson own of record and beneficially all of the issued and outstanding capital stock of GJP;

                 WHEREAS, TPEG Sub II desires to merge with and into GJP and TPEG desires to have TPEG Sub II merge with and into GJP in consideration of the issuance by TPEG of shares of TPEG Common Stock (as hereinafter defined) in exchange for all of the capital stock of GJP issued and outstanding at the effective time of the merger; and

                 WHEREAS, for federal income tax purposes, it is intended that the contemplated merger transaction shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), all upon the terms and subject to the conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware, as the same may be amended from time to time (the "GCL"); and

                 WHEREAS, TPEG and certain other subsidiaries of TPEG are entering into separate agreements and plans of merger of even date with The Grosso-Jacobson Entertainment Corporation ("GJE"), a New York corporation, and Grosso-Jacobson Music, Inc. ("GJM"), a New York corporation, (each such corporation being hereinafter referred to as "GJE" and "GJM", respectively, and collectively as the "Other GJ Companies" and collectively with GJP, the "GJ Entities"; and such other mergers and agreements being referred to collectively as the "Other Mergers" and the "Other Merger Agreements") upon substantially the same terms and conditions hereinafter set forth except for the Merger Consideration (as hereinafter defined) to be paid to the holders of the capital stock of each of GJE and GJM,

                 NOW, THEREFORE, the parties hereto agree as follows:





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                             ARTICLE 1.  THE MERGER

                 1.1 Merger; Surviving Corporation. In accordance with the provisions of this Agreement and the GCL, at the Effective Time (as defined in Section 1.5 hereof), TPEG Sub II shall be merged with and into GJP (the "Merger"), and GJP shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware, under the name "Grosso Jacobson Productions, Inc.". At the Effective Time, the separate existence of TPEG Sub II shall cease. All properties, franchises and rights belonging to TPEG Sub II, by virtue of the Merger and without further act or deed, shall be vested in the Surviving Corporation, which shall assume and be solely responsible for all the liabilities and obligations of each of TPEG Sub II and GJP. The Merger will otherwise also have the effects set forth in Section 251 of the GCL.

                 It is intended that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code and that this Agreement shall constitute a "plan of reorganization" for purposes of the Code.

                 1.2 Certificate of Incorporation. The Certificate of Incorporation of TPEG Sub II in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until altered or amended as provided by law or by such Certificate of Incorporation. The Certificate of Incorporation of TPEG Sub II has been delivered by TPEG Sub II to GJP.

                 1.3 By-laws. (a) The By-laws of TPEG Sub II in effect immediately prior to the Effective Time (as defined in Section 1.5 hereof) shall be the By-laws of the Surviving Corporation until altered, amended or repealed, in whole or in part, as provided by law, by the Certificate of Incorporation of the Surviving Corporation or by such By-laws. The TPEG Sub II By-laws have been delivered by TPEG Sub II to GJP.

                          (b)  The By-laws of TPEG in effect immediately prior
to the Effective Time (and as set forth on Schedule 1.3(b)) shall be the By-laws of TPEG until altered, amended or repealed, in whole or in part, as provided by law, by the Certificate of Incorporation of TPEG or by the TPEG By-laws. The TPEG By-laws have been delivered by TPEG to GJP.

                 1.4 Directors and Officers. (a) GJP and the Stockholders shall cause the directors of GJP to tender their written resignations as directors, effective as of the Effective Time, and TPEG, as the sole stockholder of the Surviving Corporation, shall designate and elect, as of the Effective Time, a new Board of Directors of the Surviving Corporation. Commencing at the Effective Time, the directors and officers of the Surviving Corporation shall be as set forth on Schedule 1.4. Each of the directors and officers of the Surviving Corporation shall hold their respective offices in accordance with the By-laws of the Surviving Corporation.





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                          (b)   At or prior to the Effective Time, TPEG will
take all steps necessary and appropriate to reconstitute its Board of Directors so that, as of the Effective Time, the Board of Directors of TPEG shall consist of seven persons (the "TPEG Board Designees") designated as follows:

                                (i) three of the TPEG Board Designees will be the designees of the pre-Merger TPEG Board of Directors;

                                (ii) three of the TPEG Board Designees will be the designees of the pre-Merger GJP Board of Directors; and

                                (iii) the remaining TPEG Board Designee will be the joint designee of the pre-Merger TPEG Board of Directors and the pre-Merger GJP Board of Directors.

                                (iv) The names of the designees referred to in clauses (i) through (iii) of this Section 1.4(b) will be delivered by the parties to each other and, where required, mutually agreed upon as required by
                          Section 7.1(e) hereof. After the Effective Time, the TPEG Board Designees shall serve as members of the Board of Directors of TPEG in accordance with the TPEG By-Laws.

                          (c)   At the Effective Time, the Board of Directors
of TPEG shall appoint four members to its Executive Committee who shall consist of two designees of the pre-Merger TPEG Board of Directors and two designees of the pre-Merger GJP Board of Directors.

                 1.5 Effective Time. The Merger shall become effective at the time of filing of a certificate of merger in the form attached as Exhibit "A" to this Agreement with the Secretary of State of the State of Delaware in accordance with the provisions of Section 251 of the GCL (the "Certificate of Merger"). Subject to the fulfillment of the conditions set forth in Article 7, the Certificate of Merger shall be so filed immediately after obtaining the requisite approval of the stockholders of GJP contemplated by Section 7.1(a) hereof. The date and time when the Merger shall become effective are referred to herein as the "Effective Time."

                 1.6 Consideration for Merger. The total consideration to be paid by TPEG to the holders of the outstanding Common Stock, no par value, of GJP (the "GJP Common Stock") in connection with the Merger of TPEG Sub II into GJP shall equal three million ($3,000,000) dollars (the "Merger Consideration"). The Merger Consideration shall be paid by TPEG through the issuance by TPEG to the Stockholders of GJP of such number of shares of TPEG Common Stock, $.001 par value (the "TPEG Common Stock") as shall be determined by dividing the Merger Consideration by the average of the (a) quoted closing prices of the TPEG Common Stock on the NASDAQ SmallCap Market during the thirty
(30) consecutive trading days immediately preceding the Effective Time and (b) if there is no trading in the TPEG Common Stock on the NASDAQ SmallCap Market on any one or more of such trading days, by the average mean between the quoted





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closing bid and asked prices for the TPEG Common Stock on such Market on any of such days, subject to a maximum price of one dollar and forty cents ($1.40) per share of TPEG Common Stock (or a minimum of 2,142,857 shares of TPEG Common Stock) or a minimum price of one dollar and twenty cents ($1.20) per share of TPEG Common Stock, (or a maximum of 2,500,000 shares of TPEG Common Stock).

                 1.7      Conversion of Securities.

                          (a)   Each share of GJP Common Stock issued and
outstanding immediately prior to the Effective Time (except for shares of GJP Common Stock then held in its treasury, which shares shall be canceled upon the Merger), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become such number of shares of TPEG Common Stock as shall have been determined pursuant to Section 1.6 hereof divided by the total number of shares of GJP Common Stock issued and outstanding immediately prior to the Effective Time.

                          (b)   As of the Effective Time, the holders of
certificates representing shares of issued and outstanding GJP Common Stock shall cease to have any rights as stockholders of GJP, except such rights, if any, as they may have pursuant to the GCL, and, except as otherwise expressly set forth herein, their sole and exclusive right shall be the right to receive shares of TPEG Common Stock in accordance with the provisions of this Agreement.

                          (c)   Each share of Common Stock of TPEG Sub II
("TPEG Sub II Common Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each certificate evidencing ownership of TPEG Sub II Common Stock shall continue to evidence ownership of the same number of shares of the same class of the Surviving Corporation. From and after the Effective Time, each outstanding certificate theretofore representing TPEG Sub II Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Common Stock of the Surviving Corporation into which such TPEG Sub II Common Stock shall have been converted. Promptly after the Effective Time, the Surviving Corporation shall issue to TPEG, the holder of the TPEG Sub II Common Stock, one or more certificates representing a like number of shares of Common Stock of the Surviving Corporation in exchange for the certificates that formerly represented TPEG Sub II Common Stock, which shall thereupon be canceled.

                 1.8 Surrender and Payment. Promptly after the Effective Time, TPEG shall deliver or cause to be delivered to each holder of record of one or more certificates representing GJP Common Stock (collectively, the "GJP Certificates"), certificates representing such number of shares of TPEG Common Stock as each such holder shall be entitled to receive per share of GJP Common Stock pursuant to Section 1.7(a) of this Agreement in exchange for the surrender to TPEG or its transfer agent ("TPEG Transfer Agent") of such GJP Certificates. If any Shares of TPEG Common Stock are to be issued in a name other than that in which a GJP Certificate so surrendered is then





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registered, it shall be a condition of such exchange that the GJP Certificate surrendered be accompanied by payment of any applicable transfer taxes and documents required for a valid transfer or assignment of title to such shares of TPEG Common Stock in the reasonable judgment of TPEG and its counsel. From and after the Effective Time, until so surrendered, each GJP Certificate shall be deemed for all purposes, except as set forth below, to evidence the number of shares of TPEG Common Stock into which the GJP Common Stock represented by such GJP Certificate shall have been converted. Upon surrender of a GJP Certificate, the holder of record thereof shall receive, together with one or more certificates representing the number of shares of TPEG Common Stock to which he shall be entitled in accordance with Section 1.7(a), all dividends and other distributions which shall have theretofore been paid or made to holders of record of TPEG Common Stock after the Effective Time with respect to such shares. TPEG shall be authorized to deliver certificates for shares of TPEG Common Stock attributable to any GJP Certificate theretofore issued which has been lost or destroyed upon receipt of satisfactory evidence of ownership of the shares of GJP Common Stock formerly represented thereby and of appropriate indemnification of TPEG in form satisfactory to TPEG and its counsel.

                 1.9 Fractional Shares. No fractional shares shall be issued by TPEG in the Merger. Each fractional interest in a share of TPEG Common Stock which would otherwise be issued as a result of the Merger shall be rounded to the nearest whole share of TPEG Common Stock.

                 1.10 No Further Transfers. At the Effective Time, the stock transfer books of GJP shall be closed, and no further transfers of shares of GJP Common Stock shall thereafter be made or be effective.

                 1.11 Other Mergers with Other GJ Companies. Notwithstanding any other provision of this Agreement, the consummation of both of the Other Mergers among TPEG, other TPEG subsidiaries, each of GJE and GJM and Grosso and Jacobson at the Effective Time shall constitute conditions precedent to the Merger and the consummation of the Merger at the Effective Time shall constitute a condition precedent to the consummation of the Other Mergers.



    ARTICLE 2.  REPRESENTATIONS AND WARRANTIES OF GJP, GROSSO AND JACOBSON.

                 GJP, Grosso and Jacobson hereby jointly and severally represent and warrant to TPEG and TPEG Sub II as follows:

                 2.1 Organization and Authorization. GJP (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has the corporate power and authority to own or lease and operate the properties and assets now owned or leased and operated by it and to carry on its business as it is now being conducted, and
(iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which





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the nature of its business or the ownership of its properties or both makes such qualification necessary. GJP has delivered to TPEG complete and correct copies of its Certificate Incorporation and By-laws, as amended and in effect on the date of this Agreement. GJP has full and unrestricted corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of GJP and, except for the approval of GJP's stockholders, no other corporate proceedings on the part of GJP are necessary to authorize this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by GJP and constitutes the legal, valid and binding agreement of GJP, enforceable against GJP in accordance with its terms. GJP has no wholly-owned or majority-owned subsidiaries and has no record or beneficial title or interest in any capital stock or equity interest in any firm, corporation, partnership, other entity or individual (each, a "Person") Neither Grosso nor Jacobson has any direct or indirect record or beneficial title or interest in any captital stock or other equity interest of any Person (other than GJP, the Other GJ Companies and 1037300 Ontario Limited (the "Ontario Corporation")) engaged directly or indirectly in the businesses of developing, producing, distributing, licensing and/or exhibiting motion pictures or television programs or series, other than holdings of less than five (5%) percent of publicly held Persons by both Grosso and Jacobson, as a group.

                 2.2 Non-Contravention. The execution and delivery by GJP of this Agreement and, subject to the approval of this Agreement by GJP's stockholders, the consummation by GJP of the transactions contemplated hereby will not (a) violate any provision of the Certificate of Incorporation or By-laws of GJP, (b) violate any material provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any material obligation of GJP under any GJP Lease (as such term is defined in Section 2.12 hereof), or other agreement, indenture, loan agreement, commitment, license, instrument, order, arbitration award, judgment or decree to which GJP is a party or by which GJP is bound, (c) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any asset or property of GJP or (d) violate or conflict with in any respect any other material restriction or any law, ordinance or rule to which GJP or the property or assets of GJP is subject.

                 2.3 Governmental Consents and Approvals. Except as set forth in Schedule 2.3, no consent, approval, order or authorization of, or registration or declaration with, any government agency, court, tribunal or arbitration board or panel (collectively "Gorvernmental Authority") is required in connection with the execution and delivery of this Agreement by GJP or the consummation by GJP of the transactions contemplated hereby, except for the filing of a Certificate of Merger with the Secretary of State of the State of Delaware.

                 2.4 Capital Stock. The authorized capital stock of GJP consists of 1000 shares of Common Stock, no par value, of which 500 shares are issued and outstanding and no shares are issued and held in the treasury of GJP. As of the date hereof, GJP has no authorized class of capital stock other than the GJP Common Stock. All outstanding shares of GJP





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Common Stock are duly authorized, validly issued, fully paid and nonassessable and all such outstanding shares of GJP Common Stock are held of record and beneficially solely by Grosso and Jacobson. As of the date hereof, GJP has reserved no shares of GJP Common Stock for issuance pursuant to any option, warrant, subscription or other similar agreement or commitment. As of the date hereof, except as set forth herein, or in Schedule 2.4, GJP neither has nor is a party to any outstanding written or oral offers, subscriptions, options, warrants, rights or other agreements, obligations or commitments obligating GJP to issue or sell, or cause to be issued or sold, any shares of any class of capital stock of GJP (including GJP Common Stock) or any securities or obligations convertible into or exchangeable for or giving any Person any right to acquire any shares of such capital stock, or obligating GJP to enter into any such agreement or commitment and no obligation or commitment to authorize for issuance any shares of any other class of capital stock.

                 2.5 Financial Statements. (a) The (a) balance sheet as of November 30, 1996 of the GJ Entities and related statements of operations, stockholders' equity and cash flows for each of November 30, 1995 and November 30, 1996, examined and reported upon by Rosenberg, Rich, Baker, Berman & Company, independent accountants, complete copies of which have been delivered toTPEG, and (b) the unaudited balance sheet as of May 31, 1997 of the GJ Entities and the related statements of operations, stockholders' equity and cash flows for the six-month period then ended, (collectively, the "GJ Financial Statements"), have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis, and fairly present the financial position of GJP at such dates and the results of its operations and cash flows for such periods. Except as disclosed or provided for in the GJ Financial Statements (including the notes thereto) or in
Schedule 2.5, as of the date hereof, (i) GJP has no liabilities, commitments or obligations of any kind, whether accrued, absolute, contingent or otherwise, and whether due or to become due, required to be reflected in any such financial statements, including the notes thereto, under generally accepted accounting principles that are material to the business or condition (financial or otherwise) of GJP, and (ii) GJP owns the properties and assets reflected in such financial statements free and clear of any liens, claims, charges, pledges, security interests or other encumbrances, other than those described in the GJ Financial Statements.

                 (b) The books of account and other financial records of GJP (i) reflect all material items of income and expense and all assets and liabilities of GJP, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies, and (iii) have been maintained in accordance with good business and accounting practices in all material respects.

                 2.6 No Undisclosed Liabilities. GJP has no liabilities other than liabilities (i) reflected on the GJ Financial Statements, (ii) disclosed in Schedule 2.5 hereof, or (iii) incurred in the ordinary course of GJP's business consistent with its past practices. Reserves are to be established on the balance sheets included in the GJ Financial Statements in amounts that have been established on a basis consistent with the past practices of GJP and in accordance with GAAP.

                 2.7 Receivables. Schedule 2.7 sets forth an aged list of the accounts receivable of GJP as of July 31, 1997, showing separately those receivables that, as of such date, had been due and outstanding (a) 30 days or less, (b) 31 to 60 days, (c) 61 to 90 days, (d) 91 to 120 days and (e)





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more than 120 days. Except as set forth on Schedule 2.7, all such receivables arose from the sale of products or services to Persons not affiliated with GJP and in the ordinary course of the business consistent with past practice and custom of GJP and constitute or will constitute, as the case may be, only valid, undisputed claims of GJP not subject to valid claims of set-off or other defenses or counterclaims other than normal cash discounts granted in the ordinary course of the business consistent with past practice. Subject to the amounts of normal and customary reserves for doubtful accounts established by GJP for prior periods, all such receivables outstanding as of July 31, 1997 are good and collectible and have been or will be collected by GJP prior to, or will be collected by the Surviving Corporation, without resort to litigation or extraordinary collection activity, within one (1) year after, the Effective Time.

                 2.8      TV Production Assets.

                          (a)   Subject to amounts reserved therefor in the GJ
Financial Statements and as adjusted for operations and transactions through the Effective Time consistent with the past practice and custom of GJP, the values at which all television production cameras and equipment, post-production and editing equipment, costumes, wardrobe, props and similar tangible assets (the "TV Production Assets") are carried on the GJ Financial Statements reflect GJP's historical valuation policy of stating such TV Production Assets at the lower of or market value. GJP has good and marketable title to the TV Production Assets free and clear of all liens and encumbrances. Except as set forth on Schedule 2.8, the TV Production Assets do not consist of items that are obsolete or damaged; and the Production Assets do not consist of any items leased or held on consignment. GJP has not acquired or become committed to acquire any TV Production Assets which are not of a quality and quantity usable in the ordinary course of their television production business.
Schedule 2.8 sets forth a complete list of the addresses of all warehouses and other facilities in which the TV Production Assets are located (except for those items in transit) and the individual and aggregate dollar amounts of all Production Assets (listing by similar categories) which GJP is obligated to purchase or lease as of the date hereof.

                          (b)   Subject to the reserve, the TV Production
Assets are in good operating condition, are suitable and usable for the purposes for which they are intended and are in a condition such that they can be used in the ordinary course of the television production business of GJP consistent with past practice.

                 2.9 Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since May 31, 1997, except as disclosed on
Schedule 2.9 or specifically contemplated by this Agreement, the business of GJP has been conducted in the ordinary course and consistent with past practice. As amplification and not in limitation of the foregoing, except as disclosed in or specifically contemplated by this Agreement, or in the ordinary course of business consistent with past practice of GJP since such date, GJP has not:

                          (a)   amended or terminated any contract, lease or
license, or the rights thereunder;





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                          (b)   caused, permitted or allowed any material
assets or properties (whether tangible or intangible) to be subjected to any lien or encumbrance;

                          (c)   discharged or otherwise obtained the release of
any encumbrance or paid or otherwise discharged any material liability;

                          (d)   suffered any material adverse effect on the
business, business prospects or financial condition of or the occurrence of any event or events which, individually, or in the aggregate, has or have had, or could reasonably be expected to have, such a material adverse effect;

                          (e)   made any loan to, guaranteed any indebtedness
of or otherwise incurred any indebtedness on behalf of any Person;

                          (f)   failed to pay any creditor any material amount
owed to such creditor upon the later of when such amount became due or within any applicable grace period;

                          (g)   made any material changes in the customary
methods of operations, including, without limitation, practices and policies relating to the acquisition, development, production, selling, licensing, or distribution of television movies, series or mini-series for network TV, cable TV or other markets;

                          (h)   made any capital expenditure or commitment for
any capital expenditure in excess of Ten Thousand ($10,000) Dollars individually or Twenty Five Thousand ($25,000) Dollars in the aggregate;

                          (i)   sold, transferred, leased, subleased, licensed
or otherwise disposed of any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible assets);

                          (j)   entered into any agreement, arrangement or
transaction with any of its directors, officers, employees or shareholders or with any relative, beneficiary, spouse or any other Affiliate of such Person ("Affiliate" shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person);

                          (k)   (i) granted any material increase, or announced
any material increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by GJP to any of its employees, including, without limitation, any increase or change pursuant to any employee compensation or bonus plan or (ii) established or increased or promised to increase any material benefits under any such employee plan, in either case except as required by law;





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                          (l)   written down or written up (or failed to write
down or write up in accordance with GAAP consistent with past practice) the value of any tangible or intangible assets or any receivables;

                          (m)   amended, terminated, canceled or compromised
any material claims or waived any other material rights;

                          (n)   made any change in any method of accounting or
accounting practice or policy other than such changes as are required by GAAP;

                          (o)   accelerated or discounted the collection of
accounts receivable, or delayed the payment of accounts payable; and the collection and payment of all such receivables and accounts payable, respectively, have at all times been made in the ordinary course of business consistent with past practice;

                          (p)   failed, in any material respect, to maintain
the TV Production Assets in accordance with good business practice and in good operating condition and repair;

                          (q)   failed to renew any insurance policy that is
scheduled to terminate or expire within forty-five (45) calendar days of the Effective Time;

                          (r)   incurred any indebtedness for borrowed money;

                          (s)   terminated, discontinued, closed or disposed of
any facility or other material business operation, or laid off employees;

                          (t)   suffered any casualty loss or damage with
respect to any of the TV Production Assets which in the aggregate have a replacement cost of more than Ten Thousand ($10,000) Dollars whether or not such loss or damage shall have been covered by insurance;

                          (u)   entered into or amended in any material respect
any employment agreement or adopted, or amended in any material respect, any collective bargaining agreement or any employee benefit plan (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

                          (v)   incurred any damage, destruction or similar
loss, whether or not covered by insurance, materially affecting the business, assets, properties or business prospects of GJP;

                          (w)   entered into any other transaction of a
material nature other than in the ordinary course of business;





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                          (x)   entered into any agreement or understanding
with any of its directors, officers or beneficial owners of more than 5% of the outstanding GJP Common Stock or any of their respective Affiliates;

                          (y)   issued or sold any Common Stock or shares or
units of capital stock of any other class, notes, bonds, or other equity or debt securities, or any options warrants or other rights to purchase or which are convertible into the same, or entered into any written or oral agreement, commitment or understanding with respect to the issuance and/or sale thereof, except as contemplated by this Agreement;

                          (z)   declared, set aside or paid any dividend, or
made any other distribution on its capital stock or redeemed, purchased or acquired any shares or units thereof or entered into any agreement in respect of any of the foregoing;

                          (aa)  amended its Certificate of Incorporation or
By-laws;

                          (bb)  (i) purchased, sold, assigned or transferred
any material tangible or intangible assets or any material patent, trademark, trade name, copyright, license, franchise, design or other intangible assets or property, (ii) mortgaged, pledged or granted or suffered to exist any lien or other encumbrance or charge on any material assets or properties, tangible or intangible, or (iii) waived any rights of material value or canceled any material debts or claims;

                          (cc)  incurred any contractual obligation or
liability (absolute or contingent) in excess of $100,000 in the aggregate in one or a series of related transactions, except current liabilities and obligations incurred in the ordinary course of business or paid any liability or obligation (absolute or contingent) in excess of $100,000 other than current liabilities and obligations incurred in the ordinary course of business consistent with and in accordance with past practices; or

                          (dd)  agreed, whether in writing or otherwise, to
take any of the actions specified in this Section 2.9 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this
Section 2.9, except as expressly contemplated by this Agreement.

                 2.10 Tax Matters. (a) GJP has duly filed all federal, state, county, local, foreign and other income, excise, sales, customs, franchise, use, license, real and personal property, withholding, social security and other tax and information returns and reports required to have been filed by GJP to the date hereof, other than income tax returns or reports for the year ending November 30, 1997, and has paid (or, in the case of withholding taxes and obligations, has withheld and paid over as required) all taxes, assessments, duties and other governmental charges (collectively, "Taxes") (including interest, penalties and additions thereto, if any) shown on such returns or reports to be due or claimed to be due prior to the date hereof to any federal, state, county, local, foreign or other Governmental Authority. GJP has paid, or has made adequate provision in the GJ Financial Statements for, all Taxes (including interest, penalties and additions thereto, if any) payable by GJP with respect to all periods to and including May 31, 1997. GJP does not have any liability for any Taxes (including interest, penalties and additions thereto, if any) of any nature whatsoever other than as reflected on the GJ Financial Statements and, to the best knowledge of GJP, there is no basis for any additional material claims or assessments for Taxes other than with respect to liabilities for Taxes that may have accrued since November 30, 1996 in the ordinary course of business of GJP or liabilities for Taxes contested in good faith and with respect to which adequate reserve has been reflected in the GJ Financial Statements, which are described on Schedule 2.10. Except as set forth in Schedule 2.10, no federal income tax returns of GJP have been examined by the Internal Revenue Service (the "IRS") and no proposed additional Taxes, interest or penalties have been asserted with respect to years not examined. True copies of the federal, state and local income tax returns of GJP for the years ended November 30, 1995 and November 30, 1996 have been heretofore delivered or made available to TPEG.

                          (b)   In furtherance of the representations and
warranties set forth in paragraph (a) of this Section 2.10 and, except as otherwise set forth in Schedule 2.10:

                                (i)    Filing of Returns.  As of the time of
                          filing, GJP's tax returns correctly reflected the facts regarding GJP's income, business, assets, operations, activities, status, other matters or any other information shown or required to be shown thereon. No claim has ever been made by a taxing authority in a jurisdiction where GJP does not file tax returns with respect to a particular tax that it is or may be subject to taxation by that jurisdiction with respect to such tax.

                                (ii)   Liens.  There are no liens for taxes
                          other than for current taxes not yet due and payable for which adequate provision shall have been made in the GJ Financial Statements on the assets of GJP.

                                (iii)  Foreign Person.  GJP is not a person
                          other than a United States person within the meaning of the Code.

                                (iv)   Audit History.  No issues have been
                          raised and no requests for information have been made by any taxing authority in connection with any of the GJP tax returns or with respect to any taxes to which GJP is or may be subject. No waivers of statutes of limitation with respect to the tax returns or any taxes to which GJP may be subject have been given by or requested from GJP. Schedule 2.10 sets forth by Tax, taxing authority and taxable period (A) each tax return filed by, or with respect to, any predecessor for any taxable period ending on or after November
                          30, 1994, (B) the taxable periods of GJP as to which the statute of limitations with respect to such Taxes have not expired, and (c) with respect to such taxable periods, those years for which examinations have been completed, those years for which for which examinations are presently being conducted, those years for which examinations have not been initiated, and those years for which required tax returns have not yet been filed. GJP has delivered to TPEG correct and complete copies of all such tax returns and all examination reports, statements of deficiencies or other notices from or correspondence with, taxing authorities with respect thereto. Except to the extent shown on
                          Schedule 2.10, all deficiencies asserted or assessments made as a result of any examinations have been fully paid, or will be fully reflected as a liability in the GJ Financial Statements, or are being contested and an adequate reserve therefor has been established and will be fully reflected in the GJ Financial Statements. No power of attorney has been granted with respect to any matter relating to Taxes that could affect GJP.

                                (v)    Tax-Sharing or Allocation Agreements.
                          GJP is not a party to or bound by any tax-indemnity, tax-sharing, or tax-allocation agreements.

                                (vi) Prior Affiliated Groups. GJP has never been a member of an Affiliated Group (within the meaning of the Code) nor has ever been included in any group, consolidated or unitary Return. GJP does not have any liability for the Taxes of any Person under Treas. Reg. Section 1.1502-6 (or any similar provision of law), or as a transferee or successor, by contract or otherwise.

                                (vii) Tax Elections. All material elections with respect to Taxes affecting GJP are set forth in
                          Schedule 2.10.

                                (viii) Section 341(f) Consent.  GJP has not
                          filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any similar provision of law) or agreed to have
                          Section 341(f)(2) of the Code (or any similar provision of law) apply to any disposition of any asset owned by it.

                                (ix) Doing Business: Taxable Nexus. GJP is not doing business in or engaged in a trade or business in, or has a taxable nexus with, any jurisdiction in which it has not filed all applicable Tax Returns.

                                (xi)   Records.  GJP has maintained such
                          records in reasonable detail in respect of transactions, events and items (including those required to support otherwise allowable deductions, losses and credits) as are required under applicable laws in respect of Taxes.

                                (xii)  Unpaid Tax.  The unpaid Taxes of GJP
                          shall not exceed the reserve for tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Balance Sheets included in the GJ Financial Statements (rather than in any notes thereto).

                                (xiii)     Carryover of Unabsorbed Losses.
                          Except as set forth in Schedule 2.10, or as may result or arise by reason of the Merger and other transactions contemplated by this Agreement, neither GJP nor either of the Stockholders has taken any actions or filed any Tax Returns which restricted GJP's utilization of any unabsorbed losses sustained in prior periods to offset income to be earned by GJP after the Effective Time in the lines of business conducted by GJP as of the date hereof.

                 2.11 Material Contracts. Attached as Schedule 2.11 is a list which is complete and correct in all material respects as of the date of this Agreement of all material agreements, contracts and commitments of GJP, including all agreements, contracts and commitments of the following types, written or oral, to which GJP is a party or by which the properties or assets of GJP are bound as of the date of this Agreement: (i) options to acquire television scripts and similar prospective television production agreements and co-production agreements for television series, made-for-television-movies and mini-series and licensing and distribution agreements; (ii) indentures, security agreements and other agreements and instruments relating to the borrowing of money by or extension of credit to GJP; (iii) employment and consulting agreements; (iv) collective bargaining agreements; (v) agreements, orders or commitments not cancelable by GJP (without penalty) on not more than 30 days notice; (vi) motor vehicle, equipment and other personal property leases; (vii) licenses of material patent, trademark and other proprietary rights; (viii) agreements or commitments for capital expenditures in excess of Twenty Five Thousand ($25,000) Dollars in the aggregate for all facilities;
(ix) brokerage or finder's agreements (excluding the "Sirius Agreement" defined and described in Section 2.21 hereof); (x) surety bonds and letters of credit; and (xi) agreements, contracts and commitments of a type other than those described in the foregoing clauses (i) through (xi) which in any case involve payments or receipts of more than Ten Thousand ($10,000) Dollars in the aggregate. GJP has delivered or made available to TPEG and TPEG Sub II complete and correct copies of all written agreements, contracts and commitments, together with all amendments thereto, and accurate descriptions of all oral agreements, set forth on said Schedule 2.11. Except as set forth in
Schedule 2.11 and except for defaults or failures to perform that do not and will not materially adversely affect the financial condition, business or operations of GJP, or title to or use of any of the assets or properties of GJP, such agreements, contracts and commitments are in full force and effect and, to the best knowledge of GJP, all parties thereto have performed all material obligations required to be performed by them to date and are not in default in any material respect thereunder. Except as set forth in Schedule
2.11 and except for claims, defaults or events that in the aggregate do not and will not materially adversely affect the financial condition, business, operations or prospects of GJP or title to or use of the assets or properties of GJP, no claim of default by any party has been made or is now pending under any such agreement, contract or commitment and, to the best knowledge of GJP, no event has occurred and is continuing that with notice or the passage of time or both would constitute a material default thereunder or would excuse performance by any party thereto. No such agreement, contract or commitment materially adversely affects or in the future may (so far as GJP can now reasonably foresee) materially adversely affect the business, condition, properties, assets, liabilities or operations of GJP or of the Surviving Corporation.

                 2.12 Real Property. (a) Schedule 2.12 sets forth a true, complete and correct listing of all leases covering the real property in which GJP holds the lessee's interest (collectively, the "GJP Leases"). Except as set forth in Schedule 2.12, GJP holds the lessee's interest in all of the GJP Leases, free and clear of all liens, claims and encumbrances. GJP does not own any real property.

                          (b)   Schedule 2.12 sets forth a true, complete and
correct listing of (i) all leases to which any of the GJP Leases are subordinated (collectively, the "Underlying GJP Leases"), and (ii) all Subleases of any of the GJP Leases (collectively, the "GJP Subleases"). True, complete and correct copies of each GJP Lease, Underlying GJP Lease and GJP Sublease have been delivered or made available by GJP to TPEG.

                          (c)   Except as set forth in Schedule 2.12, GJP has
no knowledge of and has not received any notice of default from the holder of the lessor's interest in any GJP Leases or Underlying GJP Leases or the holder of the lessee's interest in any GJP Subleases that has not heretofore been cured.

                          (d)   Except as set forth in Schedule 2.12, neither
the premises leased under any GJP Lease, the use thereof by GJP nor any condition existing with respect thereto, violates any laws, ordinances, regulations or requirements (including, without limitation, zoning and use regulations and building department requirements) affecting the same, which violation would materially interfere with the operation or use of such premises or materially diminish the value thereof.

                          (e)   Except as set forth in Schedule 2.12, to the
best knowledge of GJP, no Person has any interest in the lessee's interest under any GJP Lease, Underlying GJP Lease or GJP Sublease or has any right or option to acquire same or any part thereof.

                          (f)   As of the date of this Agreement, GJP has no
knowledge that any Person has paid or been paid any money, or has made or contemplated making any agreement, written or oral, with respect to the premises leased under any GJP Lease, Underlying GJP Lease or GJP Sublease or portion thereof which would preclude, be in competition with or otherwise interfere with the continued use and occupancy of such property by the Surviving Corporation or could adversely affect the ability of the lessee thereof to renew any GJP Lease.

                          (g)   Hazardous materials (as such term is defined in
any law applicable to GJP or its properties or assets) have not been released or treated on any property leased, or, to the best knowledge of GJP, occupied or used by GJP in its television production or other business activities and have not been generated, used, handled or stored on, or transported to or from, any such property. GJP has disposed of all wastes, including those wastes containing hazardous materials, in compliance with all applicable laws and the Permits. There are no past, pending or, to

GJP's knowledge, threatened claims against GJP or any property covered by any GJP Lease which relate to any environmental matters and GJP has not received any notice of such claims. No property leased, or occupied or used from time to time by GJP in its production or other activities by GJP and, to the best knowledge of GJP, no property adjoining any such property, is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA") or on the Comprehensive Environmental Response, Compensation and Liability Information System, as updated through the date hereof ("CERCLIS") or any analogous state list of sites requiring investigation or cleanup and GJP has not transported or arranged for the transportation of any hazardous materials to any location that is listed or proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any analogous state list.

                          (h)   There are not now and never have been any
underground storage tanks located on any real property leased or, to the best knowledge of GJP, occupied or used by GJP from time to time in its television production or other activities. GJP has never installed any such underground storage tanks on any real property leased or applied by it.

                 2.13 Permits. GJP currently holds all material health and safety and other permits, licenses, authorizations, certificates, exemptions and approvals of governmental authorities (collectively, "Permits"), including, without limitation, environmental Permits, necessary or proper for the current use, occupancy and operation of the real property occupied or used by GJP pursuant to the GJP Leases. All such Permits are currently valid and in full force and effect. There is no existing practice, action or activity of GJP and no existing condition of the assets or business of GJP which is reasonably likely to give rise to any civil or criminal liability under, or violate or prevent compliance with, any health or occupational safety or other similar applicable law. GJP has not received any notice from any Governmental Authority revoking, canceling, rescinding, materially modifying or refusing to renew any Permit or providing written notice of violations under any law. GJP is in all material respects in compliance with the requirements of the Permits. No consent of any Governmental Authority will be required with respect to any Permit in the event of the consummation of the transactions contemplated by this Agreement.

                 2.14 Litigation. Schedule 2.14 sets forth a true, complete and correct listing of all pending actions, suits or proceedings to which GJP is a party. Except as disclosed in Schedule 2.14, there are no actions, suits or proceedings or investigations pending or, to the best knowledge of GJP, threatened against or adversely affecting the business, operations or financial condition of GJP at law or in equity in any court or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any arbitrator. GJP is not in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, authority, agency or instrumentality.

                 2.15 Certain Interests. Except as disclosed in Schedule 2.15, neither GJP nor any Affiliate, nor any officer or director of GJP, no relative or spouse (or relative of such spouse) who resides with, or is a dependent of , any such Person: (a) has any direct or indirect financial interest in any competitor, supplier or customer of GJP or
(b) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which GJP uses or has used in the conduct of their respective businesses or otherwise.

                 2.16 Labor Relations. Schedule 2.16 contains a correct and complete list of all collective bargaining, employment, labor and similar agreements (other than the "GJP Benefit Plans" defined and described in Section 2.18), whether written or oral, to which GJP is a party or by which it is or they are bound. True and correct copies of all such agreements have been supplied to TPEG. GJP has complied with its obligations related to, and is not in default under, any written or oral employment agreements, collective bargaining agreements and any written or oral personnel policies to which they are parties or by which they are bound. GJP is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not and have not engaged in any unfair labor practices. Except as set forth in Schedule 2.16:

                 (a) there is no unfair labor practice charge or complaint against GJP pending or, to the best knowledge of GJP, threatened before the National Labor Relations Board or any other Governmental Authority;

                 (b) there has not occurred nor, to the best knowledge of GJP, has there been threatened, a labor strike, request for representation, work slowdown or stoppage or lockout;

                 (c) there has not been any representation claim or petition pending before the National Labor Relations Board respecting any employees of GJP during the past five (5) years;

                 (d) no grievance nor any arbitration proceeding arising out of any collective bargaining agreement to which GJP is a party is pending;

                 (e) no charges with respect to or relating to GJP are pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices;

                 (f) no claim relating to employment or loss of employment with GJP is pending in any federal, state or local court or in or before any other adjudicatory body and, to the best knowledge of GJP, no such claims has been threatened;

                 (g) GJP has not received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws, rules or regulations to conduct an investigation of or relating to GJP, and no such investigation is in progress;

                 (h) GJP has paid in full to all of its employees, or adequately accrued for in accordance with GAAP, all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees;

                 (i) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or, to the best knowledge of GJP, threatened before any Governmental Authority with respect to any Persons currently or formerly employed by GJP; and

                 (j) GJP is not a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices.

                 2.17 Compliance with Laws. GJP has all material Permits, licenses, orders and approvals of all federal, state or local governmental or regulatory authorities which are required to conduct the business of GJP as presently conducted. All such Permits, licenses, orders and approvals are in full force and effect and, to the best knowledge of GJP, no suspension or cancellation of any of them is threatened. Except as set forth in Schedule 2.17, none of such Permits, licenses, orders or approvals will be adversely affected by the consummation of the Merger. GJP is in compliance in all material respects with the rules and regulations of all governmental agencies having authority over it, including, without limitation, agencies concerned with occupational, safety, environmental protection and employment practices, and GJP has not received notice of violation of or failure to comply with any such rules or regulations within the last three years, the failure to comply with which could have a material adverse effect on the financial condition, business or operations of GJP.

                 2.18 Employee Benefit Plans. (a) Schedule 2.18 sets forth a true, complete and correct listing of all employee benefit plans (as defined in Section 3(3) of ERISA) maintained by GJP (the "GJP Benefit Plans"). True, correct and complete copies of the GJP Benefit Plans have heretofore been delivered to TPEG.

                          (b)   None of the GJP Benefit Plans is a
multi-employer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) subject to Title IV of ERISA. None of the GJP Benefit Plans provides for the payment of separation, severance, termination or similar-type benefits to any Person or obligates GJP to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control" within the meaning of such term under Section 280G of the Code. None of the GJP Benefit Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of GJP. Each of the GJP Benefit Plans is subject only to the laws of the United States or a political subdivision thereof. GJP does not sponsor, maintain or contribute to a voluntary employees' beneficiary association intended to be exempt under Section 501(c)(9) of the Code.

                          (c)   Each GJP Benefit Plan is now and always has
been operated in all material respects in accordance with the requirements of all applicable laws, including, without limitation, ERISA and the Code, and all persons who participate in the operation of such GJP Benefit Plans and all Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have always acted in accordance with all applicable laws, including, without limitation, ERISA and the Code. GJP has performed all obligations required to be performed by it under, is not in any respect in material default under or in violation of, and has no knowledge of any default or violation by any party to, any GJP Benefit Plan. No legal action, suit or claim is pending or threatened with respect to any GJP Benefit Plan (other than claims for benefits in the ordinary course) and no fact or event is known that could give rise to any such action, suit or claim.

                          (d)   Each GJP Benefit Plan, which is intended to be
qualified under Section 401(a) of the Code or Section 401(k) of the Code, has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any GJP Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event is known to have occurred since the date of such determination letter from the IRS to materially adversely affect the qualified status of any such GJP Benefit Plan or the exempt status of any such trust.

                          (e)   There has been no material prohibited
transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any GJP Benefit Plan. GJP has not incurred any material liability for any penalty or tax arising under Section 4971, 4972, 4980, 4980B or 6652 of the Code or any liability under Section 502 of ERISA, and no fact or event exists which could give rise to any such material liability. GJP has not incurred any liability under, arising out of or by operation of Title IV of ERISA including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any multi-employer plan, and no fact or event exists which could give rise to any such liability. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any GJP Benefit Plan.

                          (f)   All contributions, premiums or payments
required to be made with respect to any GJP Benefit Plan have been made on or before their due dates and GJP has no unfunded liabilities or obligations with respect to or arising out of any GJP Benefit Plan. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any government entity and no fact or event is known to exist which could give rise to any such challenge or disallowance.

                          (g)   Each of the guaranteed investment contracts and
other funding contracts with any insurance company that are held by any of the GJP Benefit Plans and any annuity contracts purchased by (i) any of the GJP Benefit Plans or (ii) any pension benefit plan (as defined in Section 3(2) of ERISA) that provided benefits to any current or former employees of GJP was issued by an insurance company which carried the highest rating from each of the nationally recognized rating agencies, as of the date such contract was issued, the date hereof and the Effective Time.

                          (h)   GJP is in material compliance with the
requirements of the Americans With Disabilities Act and the Workers Adjustment and Retraining Notification Act and, as of the date hereof, GJP has incurred no liabilities under either such statutes.

                 2.19 Patents, Copyrights, Trademarks, Etc. Schedule 2.19 sets forth a true, complete and correct listing of all material patents, trade names, trademarks, service marks, copyrights, pending applications for any of the foregoing, and other proprietary rights of GJP and all agreements for the licensing thereof by, or to and in favor of, GJP. Except as set forth in
Schedule 2.19, GJP owns, or possesses adequate rights to use, all material patents, trade names, trademarks, service marks, copyrights, inventions, processes, designs, formulae, trade secrets, know how and other proprietary rights necessary for the conduct of their business, with no known infringement by GJP of the rights (asserted or unasserted) of any Person arising by reason of any of the foregoing. GJP has no knowledge of any infringement by any third party upon any patent, trade name, trademark, service mark or copyright owned or used by GJP, and GJP has not taken or omitted to take any action which would have the effect of waiving any of its rights thereunder, in each case, except where such infringement or waiver would not have a material adverse effect on the business, prospects, condition (financial or other) or results of operations of GJP.

                 2.20 Insurance. GJP has made available to TPEG complete and correct copies of all insurance policies maintained by GJP, together with all riders, endorsements and amendments thereto. All such policies are in full force and effect and all premiums due thereon as of the date have been paid. Such insurance policies provide GJP with adequate insurance (both as to type and amount) with respect to risks and perils of a business of the size and type carried on by GJP as of the date hereof. GJP has complied in all material respects with the provisions of all such policies.

                 2.21 Compensation to be Paid in Connection With the Merger. Attached as Schedule 2.21 is a true copy of an agreement, dated July 14, 1997 Sirius Corporate Finance Inc. ("Sirius") and TPEG pursuant to which Sirius is to receive compensation for its services in connection with the Merger (the "Sirius Agreement"). Except for the engagement of Sirius pursuant to the Sirius Agreement, neither GJP nor any of the Other GJ Companies, nor Grosso or Jacobson or any of their respective Affiliates has engaged or employed any investment banking firm, broker, finder or intermediary in connection with the transactions contemplated by this Agreement who might be entitled to any fee, commission or other compensation in connection with or upon consummation of the Merger. GJP and the Stockholders hereby jointly and severally indemnify, defend and hold TPEG and all of its subsidiaries, including TPEG Sub II, harmless from and against any and all claims, liabilities or obligations with respect to any additional or other finder's or similar fees, commissions or expenses asserted or claimed by Sirius, other than pursuant to the Sirius Agreement, or by any other Person on the basis of any act or statement alleged to have been taken or made by GJP, either of the Other GJ Companies or either of Grosso or Jacobson.

                 2.22     GCL Section 203 Not Applicable.  The provisions of
Section 203 of the GCL will not, prior to the termination of this Agreement, apply to this Agreement or the Merger or any of the transactions contemplated hereby.

                 2.23 Disclosure. The representations and warranties of GJP, and each of Grosso and Jacobson set forth in this Agreement, the certificates, statements and other information furnished to TPEG and TPEG Sub II in writing by or on behalf of GJP and each of Grosso and Jacobson in connection with the transactions contemplated hereby, including the Schedules hereto, do not as of the date of this Agreement, and as of the Effective Time shall not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, neither GJP nor Grosso or Jacobson knows of any fact or condition which materially adversely affects, or in the future may (so far as GJP, or Grosso or Jacobson can now reasonably foresee) materially adversely affect the condition (financial or otherwise), properties, assets, liabilities, business, operations or business prospects of GJP which has not been set forth herein or disclosed to TPEG in writing with reference to this Agreement.



               ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF TPEG

                 TPEG represents and warrants to GJP, Grosso and Jacobson as follows:

                 3.1 Organization and Authorization. TPEG and each of the subsidiaries of TPEG, including TPEG Sub II, (i) is a corporation duly organized, validly existing and in good standing under the laws of their respective states of incorporation, (ii) has the corporate power and authority to own or lease and operate the properties and assets now owned or leased and operated by it and to carry on its business as it is now being conducted, and
(iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership of its properties or both makes such qualification necessary. TPEG has delivered to GJP complete and correct copies of its Certificate Incorporation and By-laws, as amended and in effect on the date of this Agreement. TPEG has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of TPEG and no other corporate proceedings on the part of TPEG are necessary to authorize this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by TPEG and constitutes the legal, valid and binding agreement of TPEG, enforceable against TPEG in accordance with its terms subject to the laws of bankruptcy, insolvency, or creditor rights and equitable remedies. Schedule 3.1 contains a complete list of the subsidiaries of TPEG, including TPEG Sub II, each of which is wholly-owned by TPEG except as noted therein.

                 3.2 Non-Contravention. Except as set forth in Schedule 3.2, the execution and delivery by TPEG of this Agreement and the consummation by TPEG of the transactions contemplated hereby will not (a) violate any provision of the Certificate of Incorporation or By-laws of TPEG or any subsidiary of TPEG, (b) subject to receipt of the Consents referred to in
Section 7.1(c), violate any material provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any material obligation of TPEG under any TPEG Lease (as such term is defined in Section 3.10 hereof), or other material agreement, indenture, loan agreement, commitment, license, instrument, order, arbitration award, judgment or decree to which TPEG or any subsidiary of TPEG is a party or by which TPEG or any subsidiary of TPEG is bound, (c) result in the creation or imposition of any material lien, charge, pledge, security interest or other encumbrance upon any asset or property of TPEG or any subsidiary of TPEG or (d) violate or conflict with in any material respect any other material restriction or any law, ordinance or rule to which TPEG or any subsidiary of TPEG, or the property or assets of TPEG or any subsidiary of TPEG, is subject.

                 3.3 Consents and Approvals. Except for the filing of a Certificate of Merger with the Secretary of State of the State of Delaware and except as set forth in Schedule 3.3, no consent, approval, order or authorization of, or registration or declaration with, any Governmental Authority or agency is required in connection with the execution and delivery of this Agreement by TPEG or the consummation by TPEG of the transactions contemplated hereby.

                 3.4 Capital Stock. The authorized capital stock of TPEG consists of 50,000,000 Shares of TPEG Common Stock, par value $.001 per share, of which 12,912,761 shares were issued and outstanding as of September 12, 1997, and 10,000,000 Shares of Series A Preferred Stock, $.001 par value per share (the "Series A Stock"), of which 1,000,000 shares were issued and outstanding as of June 30, 1997. All outstanding Shares of TPEG Common Stock are duly authorized, validly issued, fully paid and nonassessable. Schedule
3.4 sets forth the total number of Shares of TPEG Common Stock reserved for issuance pursuant to outstanding stock options, warrants of all series, and Series A Stock. As of the date hereof, except as contemplated by this Agreement and the agreements governing the Other Mergers or as set forth in
Schedule 3.4, neither TPEG nor any of subsidiary of TPEG has or is a party to any outstanding offers, subscriptions, options, warrants, rights or other agreements or commitments obligating TPEG or any such subsidiary to issue or sell, or cause to be issued or sold, any shares of capital stock of TPEG (including TPEG Common Stock) or of any such subsidiary or any securities or obligations convertible into or exchangeable for or giving any Person any right to acquire any such shares, or obligating TPEG or any such subsidiary to enter into any such agreement or commitment.

                 3.5 Financial Statements. The consolidated balance sheet as of June 30, 1996 of TPEG and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period then ended, examined and reported upon by Kellogg & Andelson, independent accountants, complete copies of which have previously been delivered to GJP (plus the unaudited financial statements included in its Quarterly Reports on Form 10-Q through the quarter ended March 31, 1997, which are described in Section 3.6 hereof, the "TPEG Financial Statements"), have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the financial position of TPEG at such date and the results of its operations and cash flows for such periods. Except as disclosed or provided for in such TPEG Financial Statements (including the notes thereto) or in Schedule 3.5, (i) TPEG had no liabilities, commitments or obligations of any kind, whether accrued, absolute, contingent or otherwise, and whether due or to become due, required to be reflected in any such financial statements, including the notes thereto, under generally accepted accounting principles that are material to the business or condition (financial or otherwise) of TPEG as of March 31, 1997, and (ii) TPEG owns the properties and assets reflected in such TPEG Financial Statements free and clear of any liens, charges, pledges, security interests or other encumbrances, other than those (a) described in the TPEG Financial Statements, (b) which do not have a material adverse effect on the business, financial condition or results of operations of TPEG and its subsidiaries, taken as a whole, or (c) which do not adversely affect title to or the use of such properties or assets.

                 3.6 Periodic SEC Filings. TPEG has heretofore delivered or made available to GJP, receipt of which is hereby acknowledged by GJP, (i) its Annual Reports on Form 10-K for the years ended June 30, 1995 and June 30, 1996 as filed with the U.S. Securities and Exchange Commission (the "SEC");
(ii) all Quarterly Reports on Form 10-Q for the quarterly periods commencing with the quarter ended September 30, 1995 through the quarter ended March 31, 1997; and (iii) any other reports or registration statements filed by TPEG with the SEC since March 31, 1997. As of their respective dates, such reports and statements did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  3.7 Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since March 31, 1997, except as disclosed on
Schedule 3.7 or specifically contemplated by this Agreement, the business of TPEG and of its subsidiaries has been conducted in the ordinary course and consistent with past practice. As amplification and not in limitation of the foregoing, except as disclosed in or specifically contemplated by this Agreement or the agreements governing the Other Mergers, or in the ordinary course of business consistent with past practice of TPEG and its subsidiaries since such date, neither TPEG nor its subsidiaries have:

                          (a)   amended or terminated any contract, lease or
license, or the rights thereunder;

                          (b)   caused, permitted or allowed any material
assets or properties (whether tangible or intangible) to be subjected to any lien or encumbrance;

                          (c)   discharged or otherwise obtained the release of
any encumbrance or paid or otherwise discharged any material liability;

                          (d)   suffered any material adverse effect on the
business, business prospects or financial condition of or the occurrence of any event or events which, individually, or in the aggregate, has or have had, or could reasonably be expected to have, such a material adverse effect;

                          (e)   made any loan to, guaranteed any indebtedness
of or otherwise incurred any Indebtedness on behalf of any Person or individual;

                          (f)   failed to pay any creditor any material amount
owed to such creditor upon the later of when such amount became due or within any applicable grace period;

                          (g)   made any material changes in the customary
methods of operations, including, without limitation, practices and policies relating to the acquisition, development, production, selling, licensing, or distribution of television movies, series or mini-series for network TV, cable TV or other markets;

                          (h)   made any capital expenditure or commitment for
any capital expenditure in excess of Ten Thousand ($10,000) Dollars individually or Twenty Five Thousand ($25,000) Dollars in the aggregate;

                          (i)   sold, transferred, leased, subleased, licensed
or otherwise disposed of any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible assets);

                          (j)   entered into any agreement, arrangement or
transaction with any of its directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or Affiliate of such Person);

                          (k)   (i) granted any material increase, or announced
any material increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by TPEG to any of its employees, including, without limitation, any increase or change pursuant to any employee compensation or bonus plan or (ii) established or increased or promised to increase any material benefits under any such employee plan, in either case except as required by Law;

                          (l)   written down or written up (or failed to write
down or write up in accordance with GAAP consistent with past practice) the value of any tangible or intangible assets or any receivables;

                          (m)   amended, terminated, canceled or compromised
any material claims or waived any other material rights;

                          (n)   made any change in any method of accounting or
accounting practice or policy other than such changes as are required by GAAP;

                          (o)   accelerated or discounted the collection of
accounts receivable, or delayed the payment of accounts payable; and the collection and payment of all such receivables and accounts payable, respectively, have at all times been made in the ordinary course of business consistent with past practice;

                          (p)   failed, in any material respect, to maintain
the TV Production Assets in accordance with good business practice and in good operating condition and repair;

                          (q)   failed to renew any insurance policy that is
scheduled to terminate or expire within forty-five (45) calendar days of the Effective Time;

                          (r)   incurred any indebtedness for borrowed money;

                          (s)   terminated, discontinued, closed or disposed of
any facility or other material business operation, or laid off employees;

                          (t)   suffered any casualty loss or damage with
respect to any of the TV Production Assets which, in the aggregate, have a replacement cost of more than Ten Thousand ($10,000) Dollars whether or not such loss or damage shall have been covered by insurance;

                          (u)   except as contemplated by this Agreement,
entered into or amended in any material respect any employment agreement or adopted, or amended in any material respect, any collective bargaining agreement or any employee benefit plan (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

                          (v)   incurred any damage, destruction or similar
loss, whether or not covered by insurance, materially affecting the business, assets, properties or business prospects of TPEG or of any of its subsidiaries;

                          (w)   entered into any other transaction of a
material nature other than in the ordinary course of business;

                          (x)   entered into any agreement or understanding
with any of its directors, officers or beneficial owners of more than 5% of the outstanding TPEG Common Stock or any of their respective Affiliates (as defined below);

                          (y)   issued or sold any Common Stock or shares or
units of capital stock of any other class, notes, bonds, or other equity or debt securities, or any options, warrants or other rights to purchase or which are convertible into the same, or entered into any written or oral agreement, commitment or understanding with respect to the issuance and/or sale thereof, except as contemplated by this Agreement and the Other Merger Agreements; or

                          (z)   declared, set aside or paid any dividend
(except for quarterly dividends required to be paid by TPEG on its outstanding Series A Stock), or made any other distribution on its capital stock or redeemed, purchased or acquired any shares or units thereof or entered into any agreement in respect of any of the foregoing;

                          (aa)  amended its Certificate of Incorporation or
By-laws;

                          (bb)  (i) purchased, sold, assigned or transferred
any material tangible or intangible assets or any material patent, trademark, trade name, copyright, license, franchise, design or other intangible assets or property, (ii) mortgaged, pledged or granted or suffered to exist any lien or other encumbrance or charge on any material assets or properties, tangible or intangible, or (iii) waived any rights of material value or canceled any material debts or claims;

                          (cc)  incurred any contractual obligation or
liability (absolute or contingent) in excess of One Hundred Thousand ($100,000) Dollars in the aggregate in one or a series of related transactions, except current liabilities and obligations incurred in the ordinary course of business, made any capital improvement in excess of One Hundred Thousand ($100,000) Dollars or paid any liability or obligation (absolute or contingent) in excess of One Hundred Thousand ($100,000) Dollars, other than current liabilities and obligations incurred in the ordinary course of business consistent with and in accordance with past practices; or

                          (dd)  agreed, whether in writing or otherwise, to
take any of the actions specified in this Section 3.7 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this
Section 3.7, except as expressly contemplated by this Agreement.

                 3.8 Taxes. TPEG has duly filed all federal, state, county, local, foreign and other income, excise, sales, customs, franchise, use, license, real and personal property, withholding, social security and other tax (the "Taxes") and information returns and reports required to have been filed by TPEG and its Subsidiaries to the date hereof, other than income tax returns for the year ended June 30, 1997, and has paid (or, in the case of withholding taxes and obligations, has withheld and paid over as required) all Taxes (including interest, penalties and additions thereto, if any) shown on such returns or reports to be due or claimed to be due prior to the date hereof to any federal, state, county, local, foreign or other Governmental Authority. TPEG has paid or made adequate provision in the TPEG Financial Statements for all Taxes (including interest, penalties and additions thereto, if any) payable by TPEG with respect to all periods to and including March 31, 1997. TPEG does not have any liability for any Taxes (including interest, penalties and additions thereto, if any) of any nature whatsoever other than as reflected in the TPEG Financial Statements and, to the best knowledge of TPEG, there is no basis for any additional material claims or assessments for Taxes other than with respect to liabilities for Taxes that may have accrued since March 31, 1997 in the ordinary course of business of TPEG and its subsidiaries or liabilities for Taxes contested in good faith, which are described on Schedule
3.8. No federal income tax returns of TPEG have been examined by the IRS and no proposed additional Taxes, interest or penalties have been asserted with respect to years not examined. True copies of the federal, state and local income tax returns of TPEG for the years ended June 30, 1996 and June 30, 1995 have been heretofore delivered or made available to GJP. No consent has been filed by TPEG pursuant to Section 341(f) of the Code.

                 3.9 Real Property. (a) Schedule 3.9 sets forth a true, complete and correct listing of all leases covering the real property in which TPEG or any subsidiary of TPEG holds the lessee's interest (collectively, the "TPEG Leases"). Except as set forth in Schedule 3.9, TPEG or a subsidiary of TPEG holds the lessee's interest in all of the TPEG Leases, free and clear of all material liens and encumbrances. Neither TPEG nor any of its subsidiaries owns any real property.

                          (b)   Schedule 3.9 sets forth a true, complete and
correct listing in all material respects of (i) all leases to which any of the TPEG Leases are subordinated (collectively, the "Underlying TPEG Leases"), and
(ii) all subleases of any of the TPEG Leases (collectively, the "TPEG Subleases"). True, complete and correct copies of each TPEG Lease, Underlying TPEG Lease and TPEG Subleases have been delivered or made available by TPEG to GJP.

                          (c)   Except as set forth in Schedule 3.9, TPEG has
no knowledge of and has not received any notice of default from the holder of the lessor's interest in any TPEG Lease or Underlying TPEG Lease or the holder of the lessee's interest in any TPEG Subleases that has not heretofore been cured.

                          (d)   Except as set forth in Schedule 3.9, neither
the premises leased under any TPEG Lease, the use thereof by TPEG or a subsidiary of TPEG, nor any condition existing with respect thereto, violates any laws, ordinances, regulations or requirements (including, without limitation, zoning and use regulations and building department requirements) affecting the same, which violation would materially interfere with the operation or use of such premises or materially diminish the value thereof.

                          (e)   Except as set forth in Schedule 3.9, to the
best knowledge of TPEG, no Person has any interest in the lessee's interest under any TPEG Lease, Underlying TPEG Lease or TPEG Sublease or has any right or option to acquire same or any part thereof.

                          (f)   Except as set forth in Schedule 3.9, TPEG has
no knowledge and has received no notice of any condemnation proceeding affecting any premises leased under any TPEG Lease.

                          (g)   As of the date of this Agreement, TPEG has no
knowledge that any Person has paid or been paid any money, or has made or contemplated making any agreement, written or oral, with respect to premises leased under any TPEG Lease, Underlying TPEG Lease or TPEG Sublease or portion thereof which would preclude, be in competition with or otherwise interfere with the continued use and occupancy of such property by TPEG or could adversely affect the ability of the lessee thereof to renew any TPEG Lease.

                          (h)   Hazardous materials (as such term is defined in
any law applicable to TPEG or its properties or assets) have not been released or treated on any property leased, or, to the best of TPEG's knowledge, occupied or used by TPEG in its television production or other business activities and have not been generated, used, handled or stored on, or transported to or from, any such property. TPEG has disposed of all wastes, including those wastes containing hazardous materials, in compliance with all applicable laws and the Permits. There are no past, pending or, to the best of TPEG's knowledge, threatened claims against TPEG or any property covered by any

TPEG Lease which relate to any environmental matters and TPEG has not received any written notice of such claims. No property leased, or occupied or used from time to time by TPEG in its production or other activities by TPEG and, to the best of TPEG's knowledge, no property adjoining any such property, is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA") or on the Comprehensive Environmental Response, Compensation and Liability Information System, as updated through the date hereof ("CERCLIS") or any analogous state list of sites requiring investigation or cleanup and TPEG has not transported or arranged for the transportation of any hazardous materials to any location that is listed or proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any analogous state list.

                          (i)   There are not now and never have been any
underground storage tanks located on any real property leased or, to the best knowledge of TPEG, occupied or used by TPEG from time to time in its television production or other activities. TPEG has not installed any such underground storage tanks on any real property leased or occupied by it.

                 3.10 Litigation. Schedule 3.10 sets forth a true, complete and correct listing of all pending actions, suits or proceedings to which TPEG or any subsidiary of TPEG is a party. Except as disclosed in
Schedule 3.10, there are no actions, suits or proceedings or investigations pending or, to the best knowledge of TPEG, threatened against or adversely affecting the business, operations or financial condition of TPEG and its subsidiaries, taken as a whole, at law or in equity in any court or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any arbitrator. Neither TPEG nor any subsidiary of TPEG is in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency, authority or instrumentality.

                 3.11 Labor Relations. Schedule 3.11 contains a correct and complete list of all collective bargaining, employment, labor and similar agreements (other than the "TPEG Benefit Plans" defined and described in Section 3.13), whether written or oral, to which TPEG or any subsidiary of TPEG is a party or by which it is or they are bound. True and correct copies of all such agreements have been supplied to GJP. TPEG and each subsidiary of TPEG have complied with their respective obligations related to, and are not in default under, any written or oral employment agreements, collective bargaining agreements or any written or oral personnel policies to which they are parties or by which they are bound. TPEG and each subsidiary of TPEG are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not and have not engaged in any unfair labor practices. Except as set forth in Schedule 3.11:

                 (a) there is no unfair labor practice charge or complaint against TPEG or any subsidiary of TPEG pending or, to the best knowledge of TPEG, threatened before the National Labor Relations Board or any other Governmental Authority;

                 (b) there has not occurred nor, to the best knowledge of TPEG, has there been threatened, a labor strike, request for representation, work slowdown or stoppage or lockout;

                 (c) there has not been any representation claim or petition pending before the National Labor Relations Board respecting any employees of TPEG or any subsidiary of TPEG during the past five (5) years;

                 (d) no grievance nor any arbitration proceeding arising out of any collective bargaining agreement to which TPEG or any TPEG subsidiary is a party is pending;

                 (e) no charges with respect to or relating to TPEG or any TPEG subsidiary are pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices;

                 (f) no claim relating to employment or loss of employment with TPEG or any TPEG subsidiary is pending in any federal, state or local court or in or before any other adjudicatory body and, to the best knowledge of TPEG, no such claims has been threatened;

                 (g) neither TPEG nor any TPEG subsidiary has received written notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws, rules or regulations to conduct an investigation of or relating to TPEG, and, to the best knowledge of TPEG, no such investigation is in progress;

                 (h) TPEG and each subsidiary of TPEG have paid in full to all of its employees, or adequately accrued for in accordance with GAAP, all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees;

                 (i) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or, to the best knowledge of TPEG, threatened before any Governmental Authority with respect to any Persons currently or formerly employed by TPEG or any subsidiary of TPEG; and

                 (j) neither TPEG nor any subsidiary of TPEG is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices.

                 3.12 Permits; Compliance with Laws. TPEG has all material permits, licenses, orders and approvals of all federal, state or local governmental or regulatory authorities which are required to conduct the business of TPEG and its subsidiaries as presently conducted. All such permits, licenses, orders and approvals are in full force and effect and, to the best knowledge of TPEG, no suspension or cancellation of any of them is threatened. Except as set forth in Schedule 3.12, none of such permits, licenses, orders or approvals will be adversely affected by the consummation of the Merger. TPEG and its subsidiaries are in compliance in all material respects with the rules and regulations of all governmental agencies having authority over TPEG and its subsidiaries, including, without limitation, agencies concerned with occupational safety, environmental protection and employment practices, and neither TPEG nor any subsidiary of TPEG has received notice of violation of or failure to comply with any such rules or regulations within the last three years, the failure to comply with which could have a material adverse effect on the financial condition, business or operations of TPEG and its subsidiaries, taken as a whole.

                 3.13 Employee Benefit Plans. (a) Schedule 3.13 sets forth a true, complete and correct listing of all employees benefit plans (as defined in Section 3(3) of ERISA) maintained by TPEG or any subsidiary of TPEG (the "TPEG Benefit Plans"). True, correct and complete copies of the TPEG Benefit Plans have heretofore been delivered to GJP.

                          (b)   None of the TPEG Benefit Plans is a
multi-employer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) Subject to Title IV of ERISA. None of the TPEG Benefit Plans provides for the payment of separation, severance, termination or similar-type benefits to any Person or obligates TPEG to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control" within the meaning of such term under Section 280G of the Code. None of the TPEG Benefit Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of TPEG. Each of the TPEG Benefit Plans is Subject only to the laws of the United States or a political Subdivision thereof. TPEG does not sponsor, maintain or contribute to a voluntary employees' beneficiary association intended to be exempt under Section 501(c)(9) of the Code.

                          (c)   Each TPEG Benefit Plan is now and always has
been operated in all material respects in accordance with the requirements of all applicable laws, including, without limitation, ERISA and the Code, and all persons who participate in the operation of such TPEG Benefit Plans and all Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have always acted in accordance with all applicable laws, including, without limitation, ERISA and the Code. TPEG has performed all obligations required to be performed by it under, is not in any respect in material default under or in violation of, and has no knowledge of any default or violation by any party to, any TPEG Benefit Plan. No legal action, suit or claim is pending or threatened with respect to any TPEG Benefit Plan (other than claims for benefits in the ordinary course) and no fact or event is known that could give rise to any such action, suit or claim.

                          (d)   Each TPEG Benefit Plan which is intended to be
qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any TPEG Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event is known to have occurred since the date of such determination letter from the IRS to materially adversely affect the qualified status of any such TPEG Benefit Plan or the exempt status of any such trust.

                          (e)   There has been no material prohibited
transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any TPEG Benefit Plan. TPEG has not incurred any material liability for any penalty or tax arising under Section 4971, 4972, 4980, 4980B or 6652 of the Code or any liability under Section 502 of ERISA, and no fact or event exists which could give rise to any such material liability. TPEG has not incurred any liability under, arising out of or by operation of Title IV of ERISA including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan Subject to Title IV of ERISA or (ii) the withdrawal from any multi-employer plan, and no fact or event exists which could give rise to any such liability. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any TPEG Benefit Plan.

                          (f)   All contributions, premiums or payments
required to be made with respect to any TPEG Benefit Plan have been made on or before their due dates and TPEG has no unfunded liabilities or obligations with respect to or arising out of any TPEG Benefit Plan. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any government entity and no fact or event is known to exist which could give rise to any such challenge or disallowance.

                          (g)   Each of the guaranteed investment contracts and
other funding contracts with any insurance company that are held by any of the TPEG Benefit Plans and any annuity contracts purchased by (i) any of the TPEG Benefit Plans or (ii) any pension benefit plan (as defined in Section 3(2) of ERISA) that provided benefits to any current or former employees of TPEG was issued by an insurance company which carried the highest rating from each of the nationally recognized rating agencies, as of the date such contract was issued, the date hereof and the Effective Time.

                 3.14 Patents, Trademarks, Etc. Schedule 3.14 sets forth a true, complete and correct listing of all material patents, trade names, trademarks, service marks, copyrights, pending applications for any of the foregoing, and other proprietary rights of TPEG and its subsidiaries and all agreements for the licensing thereof. Except as set forth in Schedule 3.14, TPEG and/or its subsidiaries own, or possess adequate rights to use, all material patents, trade names, trademarks, copyrights, inventions, processes, designs, formulae, trade secrets, know how and other proprietary rights necessary for the conduct of its business, with no known infringement by TPEG or any of its subsidiaries of the rights (asserted or unasserted) of any Person arising by reason of any of the foregoing. TPEG has no knowledge of any infringement by any third party upon any patent, trade name, trademark or copyright owned or used by TPEG or any of its subsidiaries, and TPEG has not taken or omitted to take any action which would have the effect of waiving any of its rights thereunder, in each case, except where such infringement or waiver would not have a material adverse effect on the business, prospects, condition (financial or other) or results of operations of TPEG and its subsidiaries, taken as a whole.

                 3.15 Insurance. TPEG has made available to GJP complete and correct copies of all insurance policies maintained by TPEG, together with all riders, endorsements and amendments thereto. All such policies are in full force and effect, and all premiums due thereon have been paid. Such insurance policies provide TPEG and its subsidiaries with adequate insurance (both as to type and amount) with respect to risks and perils of business of the size and type carried on by TPEG and its subsidiaries as of the date hereof. TPEG and its subsidiaries have complied in all material respects with the provisions of all such policies.

                 3.16     Compensation to be Paid In Connection With the
Merger.   Except for the engagement of Sirius pursuant to the Sirius Agreement, neither TPEG nor any subsidiary or Affiliate of TPEG has engaged or employed any investment banking firm, broker, finder or intermediary in connection with the transactions contemplated by this Agreement who might be entitled to any fee, commission or other compensation in connection with or upon consummation of the Merger. TPEG and all subsidiaries of TPEG hereby, jointly and severally agree to indemnify, defend and hold GJP and the Stockholders harmless from and against any and all claims, liabilities or obligations with respect to any additional or other finder's or similar fees, commissions or expenses asserted or claimed by Sirius, other than pursuant to the Sirius Agreement, or by any other Person on the basis of any act or statement alleged to have been taken or made by TPEG or any of its officers, directors or other Affiliates.

                 3.17 Disclosure. The representations and warranties of TPEG set forth in this Agreement, the certificates, statements and other information furnished to GJP, Grosso and Jacobson in writing by or on behalf of TPEG in connection with the transactions contemplated hereby, including the Schedules hereto, do not as of the date of this Agreement, and as of the Effective Time shall not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. TPEG knows of no fact or condition which materially adversely affects, or in the future may (so far as TPEG can now reasonably foresee) materially adversely affect the condition (financial or otherwise), properties, assets, liabilities, business or operations of TPEG which has not been set forth herein or disclosed to GJP in writing with reference to this Agreement.



                          ARTICLE 4.  REPRESENTATIONS AND WARRANTIES
                                      REGARDING TPEG SUB II

                 TPEG and TPEG Sub II jointly and severally represent and warrant to GJP, Grosso and Jacobson as follows:

                 4.1 Organization. TPEG Sub II is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is a wholly owned subsidiary of TPEG.

                 4.2 Authority Relative to this Agreement. TPEG Sub II has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by TPEG Sub II's Board of Directors and approved by its sole stockholder, TPEG, and no other corporate proceedings on the part of TPEG Sub II are necessary to authorize the execution and delivery of this Agreement and the transactions contemplated hereby.

                 4.3 Binding Agreement. This Agreement has been duly and validly executed and delivered by TPEG Sub II and constitutes the valid and binding agreement of TPEG Sub II, enforceable against TPEG Sub II in accordance with its terms subject to the laws of bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors generally or limitations upon equitable remedies.

                 4.4 Special Purpose Subsidiary. TPEG Sub II has been organized by TPEG solely for the purpose of entering into this Agreement and consummating the Merger. TPEG Sub II has not engaged, and prior to the Merger will not engage, in any other business or activity.


             ARTICLE 5.  COVENANTS RELATING TO CONDUCT OF BUSINESS

                 Covenants of GJP, Grosso and Jacobson  and TPEG and TPEG Sub
II. During the period from the date of this Agreement and continuing until the Effective Time, GJP, and Grosso and Jacobson hereby further jointly and severally agree and TPEG, and TPEG Sub II hereby further jointly and severally agree that, except as expressly contemplated or permitted by this Agreement or the agreements governing the Other Mergers, or to the extent that the other party or parties shall otherwise consent in writing:

                 5.1 Ordinary Course. GJP, TPEG and TPEG Sub II shall each carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to preserve intact its present business organization, maintain its rights and franchises and preserve its relationships with writers, directors, producers and others involved in developing and/or producing television movies, series or mini-series and licensors or licensees or distributors or purchasers of such television movies, series or mini-series, (including networks, distributors and other purchasers of such products) and others having business dealings with GJP or TPEG or any of its subsidiaries, as the case may be, to the end that their respective goodwill and ongoing businesses shall not be impaired in any material respect at or after the Effective Time. No party shall (i) enter into any new material line of business or acquire any other Person engaged in any such new line of business, (ii) change its business policies in any respect which is material to such party, (iii) enter into any new lease or materially modify any existing lease or close any existing office or other facility without giving the other party prior written notice thereof, or (iv) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities incurred or committed to in the ordinary course of business consistent with past practice and not exceeding, in any case, the sum of One Hundred Thousand ($100,000) Dollars.

                 5.2 Dividends; Changes in Stock. Neither GJP, TPEG, TPEG Sub II or any other subsidiary of TPEG shall, or shall propose to, (i) declare or pay any dividends on, or make other distributions in respect of, any shares of its capital stock of any class, except for required quarterly dividends on TPEG's outstanding Series A Stock, (ii) reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire, any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

                 5.3 Issuance of Securities. Other than as contemplated by this Agreement, or the agreements governing the Other Mergers, neither TPEG, TPEG Sub II or GJP shall issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than the issuance by TPEG of shares of TPEG Common Stock, upon the exercise of outstanding stock options or warrants or conversion of outstanding shares of Series A Stock referred to elsewhere in this Agreement, in each case outstanding on the date of this Agreement and in each case in accordance with their existing terms and conditions.

                 5.4 Governing Documents. Except as contemplated by this Agreement or the agreements governing the Other Mergers, neither GJP, TPEG, TPEG Sub II or any other subsidiary of TPEG shall amend or propose to amend its Certificate of Incorporation or By-laws as in effect as of the date hereof.

                 5.5 No Solicitations. From the date hereof through September 30, 1997, none of GJP, Grosso, Jacobson, TPEG, TPEG Sub II or any other subsidiary of TPEG shall, or shall authorize or permit any of its respective officers, directors, employees or Affiliates or any investment banking firms, financial advisors, attorneys, accountants or other representatives or agents retained by any of such parties to, solicit or encourage (including by way of furnishing nonpublic information), or take any other action to facilitate any inquiries or the making of any proposals which constitute, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or agree to or endorse any Competing Transaction, or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal. Each of GJP, Grosso, Jacobson and TPEG shall promptly advise the other or others both orally and in writing of any such inquiries or proposals. As used in this Agreement, "Competing Transaction" shall mean any proposed tender or exchange offer, sale of assets, proposal for merger, consolidation or other business combination involving GJP, TPEG or TPEG Sub II or any other subsidiary of TPEG or any proposal or offer to acquire directly or through the sale or grant of any option, convertible security or any other right to purchase (by way of exercise, exchange or conversion of such option, convertible security or right) more than five (5%) percent of the total outstanding capital stock, or any substantial portion of the assets, of GJP, TPEG, TPEG Sub II or any other subsidiary of TPEG, as the case may be, other than pursuant to the transactions contemplated by this Agreement. This Section 5.5 shall not prohibit disclosure by TPEG that is required in any filing by TPEG with the SEC or the NASDAQ SmallCap Market or as otherwise under applicable law, in the opinion of the Board of Directors of TPEG, as of the date of such filing or such other required disclosure as to the transactions contemplated hereby or as to any Competing Transaction. Notwithstanding the foregoing, the executive officers and directors of TPEG, as the case may be, shall have the right, in the exercise of their fiduciary duties, solely to respond to unsolicited bona fide written offers submitted by any third party with respect to any potential Competing Transaction by furnishing information and data concerning TPEG and its subsidiaries, as the case may be.

                 5.6 No Dispositions. Neither TPEG, TPEG Sub II or GJP shall sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (other than the sale or license or distribution of television movies, series or mini-series, or performance of services in the ordinary course of business) which are material, individually or in the aggregate, to such party.

                 5.7 Indebtedness. Neither TPEG, TPEG Sub II, or GJP shall incur any short or long-term indebtedness for borrowed money or guarantee any such short or long-term indebtedness or issue or sell any short or long-term debt securities or warrants, options or other rights to acquire any short or long-term debt securities of such party or guarantee any short or long-term debt securities other than (i) in replacement of existing or maturing debt or (ii) in the ordinary course of business consistent with past practice.

                 5.8 Other Actions. Neither TPEG, TPEG Sub II or GJP shall take any action that would or reasonably might be expected to, result in any of their respective representations and warranties set forth in this Agreement being or becoming untrue in any material respect or in any of the conditions to the Merger set forth in Article 7 hereof not being satisfied.

                 5.9 Advice of Changes; Government Filings. Each of the parties shall confer on a regular and frequent basis with the other, report on operational matters and promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on such party or which would cause or constitute a material breach of any of the representations, warranties or covenants of such party contained herein. TPEG shall (i) file all reports required to be filed with the SEC between the date of this Agreement and the Effective Time and (ii) and shall deliver to the other party copies of all such reports promptly after the same are filed. Each party shall promptly provide the other (or its counsel) with copies of all other filings made by such party with any state or federal governmental agency or authority in connection with this Agreement, the Merger or the transactions contemplated hereby or thereby.

                 5.10 Accounting Methods. Neither TPEG, TPEG Sub II or GJP shall change their respective methods of accounting in effect at the date hereof except as required by changes in generally accepted accounting principles as concurred in by the independent auditors of GJP or TPEG, as the case may be. Neither GJP nor TPEG will change their respective fiscal years without the consent of the other party.

                 5.11 Benefit Plans. Without the prior written consent of the other party or parties, neither GJP, TPEG, TPEG Sub II or any other subsidiary of TPEG shall (i) enter into, adopt, amend (except as may be required by law) or terminate any employee benefit plan or any agreement, arrangement, plan or policy between such party and one or more of its directors or officers, (ii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement as in effect on the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock units or performance units or shares) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, or (iii) except for the employment agreements between the Surviving Corporation and each of Grosso and Jacobson and the extension of the duration of the employment agreements between TPEG and Irwin Meyer and Arthur Bernstein and grants of stock options to GJP employees at the Effective Time described in Section 6.8 hereof, enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of such party of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement.

                 5.12 Publicity. Except as otherwise required by law or the rules of the NASDAQ SmallCap Market, so long as this Agreement is in effect, neither GJP, Grosso, Jacobson or TPEG shall issue or cause the publication of any press releases or other public announcements with respect to the transactions contemplated by this Agreement without the consent of the other party or parties, which consent shall not be unreasonably withheld or delayed.

                       ARTICLE 6.  ADDITIONAL AGREEMENTS

GJP and Grosso and Jacobson hereby further jointly and severally agree, and TPEG and TPEG Sub II, hereby further jointly and severally agree as follows:

                 6.1 Appraisals. The Board of Directors of TPEG (the "TPEG Board") shall has received appraisals from the following reputable, independent appraisers with respect to the contracts, assets and other properties of GJP as follows:

                          (a)   The aggregate value of the right, title and
interest of GJP in the television movies series and mini-series as appraised by Abrams Consultants, Inc.; and

                          (b)   The aggregate value of GJP in costumes, props
and related tangible properties as appraised by Abrams Consultants, Inc.

                 6.2 GJ Financial Statements. GJP shall deliver to TPEG the GJ Financial Statements, including the audited financial statements prepared and reported upon by Rosenberg, Rich, Baker, Berman & Company and the unaudited comparative GJ Financial statements for the six months ended May 31, 1997 by not later than September 30, 1997 so as to enable TPEG to comply in a timely manner with its reporting obligations under the Securities Exchange Act of 1934, as amended, and rules and regulations of the SEC thereunder. The GJ Financial Statements shall (a) be prepared and presented in accordance with GAAP and shall fairly present the financial condition of GJP as of the dates therein set forth and GJP's results of operations for the periods reported upon, and (b) be presented in such form as shall comply with relevant provisions of Item 2 of SEC Form 8-K, Item 310 of SEC Regulation S-B and such other SEC regulations as are relevant to and govern the content, form and filing by TPEG of such GJ Financial Statements.

                 6.3 Access to Information; Confidentiality. Upon reasonable notice, GJP and TPEG shall each afford to the officers, employees, accountants, counsel and other representatives of the other during normal business hours during the period prior to the Effective Time, access to all its properties, books, contracts, commitments and records and, during such period, each of GJP and TPEG shall make available to the other all other information concerning the business, properties and personnel as such other party may reasonably request. Each of the parties will hold any such information obtained from the other which is nonpublic in confidence except to the extent that such information (a) is or becomes publicly known through sources other than any of the parties to the Agreement or (b) is required to be disclosed in response to legal process or pursuant to the requirements of federal securities or other law. No investigation by either GJP, Grosso or Jacobson or by TPEG shall affect the representations and warranties of the other or others, except to the extent such representations and warranties are by their terms qualified by disclosures made to such other party.

                 6.4      Further Covenants of Grosso and/or Jacobson

                          (a)   Lawrence S. Jacobson shall not directly or
indirectly divert any television, video or other film production, distribution or related business activities or operations to Ontario Corporation or to any successor or assignee thereof except as set forth in the employment agreement between TPEG and Jacobson in the form annexed hereto as Exhibit "F2" and the production agreement between TPEG and Lawrence S. Jacobson Associates, Inc. in the form annexed hereto as Exhibit "B2 "; and

                          (b)   In the event that both Grosso and Jacobson
cease to be employed by TPEG or by any of its subsidiaries, but continue to own, beneficially, and as a group at least twenty-five (25%) percent of the total number of Shares of TPEG Common Stock issued to both of them pursuant to the Merger and the Other Mergers TPEG shall cause one (1) designee of both Grosso and Jacobson (who may be either Grosso or Jacobson) to continue to serve as a member of the TPEG Board subject to the condition that both Grosso and Jacobson shall (i) remain subject to the obligation to retain on a confidential basis all non-public information and data concerning TPEG and/or any of its subsidiaries of which Grosso or Jacobson, as the case may be, becomes apprised in his capacity as a member of the TPEG Board and (ii) not directly or indirectly appropriate or seek to appropriate, personally or for the benefit of any Person in which Grosso and/or Jacobson has any equity interest or by which either Grosso or Jacobson is employed, any business opportunities of which Grosso or Jacobson, as the case may be, shall become apprised in his capacity as a member of the TPEG Board, all as more fully described in the Confidentiality and Standstill Agreement annexed hereto as Exhibit "C".

                 6.5      Further Covenants of TPEG.

                          (a)   Subject to the indemnification of TPEG by GJP,
Grosso and Jacobson set forth in Section 2.21 hereof, TPEG shall pay the Sirius fee pursuant to the Sirius Agreement;

                          (b)   Upon the consummation of the Merger and subject
to the provisions of Articles 9 and 10 hereof, TPEG shall bear the expense of all legal fees, accounting and auditing fees and disbursements incurred by TPEG and by each of GJP, Grosso and Jacobson in connection with this Agreement and the Other Mergers;

                          (c)   TPEG shall extend through the fifth (5th)
anniverssary of the Effective Time the respective employment agreements of Irwin Meyer, Chief Executive Officer of TPEG ("Meyer") and Arthur Bernstein, Senior Vice President of TPEG ("Bernstein"), such extentions shall be in the form of Exhibits "D1" and "D2" annexed hereto; and

                          (d)   TPEG shall extend through the fifth (5th)
anniverssary of the Effective Time the existing production agreement between TPEG and Mountaingate Productions LLC ("Mountaingate"), such extension shall be in the form of Exhibit "E" annexed hereto.

                 6.6 Stockholders Meeting; Approval by Stockholders. (a) GJP shall call a meeting of its stockholders (the "GJP Stockholders Meeting"), to be held by not later than September 30, 1997 for the purpose of voting upon the approval of this Agreement and of the Merger and the other transactions contemplated hereby. GJP will, through its Board of Directors, recommend to its stockholders approval of such matters.

                          (b)  Each of Messrs. Grosso and Jacobson shall vote,
or cause to be voted, all shares of GJP Common Stock held by each of them, of record and/or beneficially, as of the record date for the determination of GJP stockholders entitled to notice of and to vote at the GJP Stockholders' Meeting, for the approval of this Agreement, the Merger and all of the other transactions contemplated hereby.

                 6.7 Conditions Precedent; Agreements and Other Mergers. The parties named in Article 7 of this Agreement shall execute and deliver the agreements which constitute conditions precedent to the Merger at or prior to the Effective Time, and both of the Other Mergers shall have been consummated at or prior to the Effective Time.

                 6.8 Legal Conditions to Merger. Each of TPEG, TPEG Sub II, GJP and Grosso and Jacobson shall use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and to consummate the transactions contemplated by this Agreement, (including the satisfaction of all of the conditions precedent set forth in Article 7 hereof), and (ii) to obtain (and to cooperate with the other party in order to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and or any other public or private third party which is required to be obtained or made by such party in connection with the Merger and the transactions contemplated by this Agreement.

                 6.9 TPEG Stock Options. (a) At the Effective Time, the TPEG Board shall grant new incentive stock options (within the meaning of Section 422 of the Code) to purchase shares of TPEG Common Stock to the executives and key employees of GJP identified in Schedule 6.9 hereto in connection with their continuing employment relationships with the Surviving Corporation following the Merger.

                          (b)   TPEG shall take all corporate action necessary
to reserve for issuance a sufficient number of shares of TPEG Common Stock for delivery upon exercise of the TPEG stock options described in paragraph (a) of this Section 6.9.

                 6.10 NASDAQ and BSE Listing. TPEG shall use its best efforts to have the shares of TPEG Common Stock to be issued pursuant to the Merger listed on the NASDAQ SmallCap Market and the Boston Stock Exchange as of the Effective Time or as soon thereafter as practicable. TPEG shall file with the NASDAQ SmallCap Market, the Boston Stock Exchange and with the SEC such applications, reports and such other documents and shall take such other actions as are reasonably required to effect such listing of such shares of TPEG Common Stock on the NASDAQ SmallCap Market and the Boston Stock Exchange.

                        ARTICLE 7.  CONDITIONS PRECEDENT

                 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each of the parties to effect the Merger shall be subject to the satisfaction prior to or at the Effective Time of the following conditions:

                          (a)   Stockholder Approval.  This Agreement shall
have been approved and adopted by the affirmative vote of the holders of all of the outstanding shares of GJP Common Stock entitled to vote thereon.

                          (b)   The Other Mergers among TPEG, the other
subsidiaries of TPEG and GJE and GJM, respectively, shall each have been consummated in accordance with the Other Merger Agreements.

                          (c)   Other Approvals.  All authorizations, consents,
or approvals of, and all expirations or waiting periods imposed by, any third parties, including the consent of Joseph Stevens & Company L.P. (collectively, the "Consents"), which are necessary for the consummation of the Merger, other than immaterial Consents, the failure to obtain which would have no material adverse effect on the business, business prospects or financial condition of GJP, the Surviving Corporation, TPEG, TPEG Sub II or any other subsidiary of TPEG shall have been received. TPEG shall have received all state securities or blue sky permits and other authorizations required, if any, to issue the shares of TPEG Common Stock to be issued in exchange for the GJP Common Stock and to consummate the Merger.

                          (d)   No Injunctions or Restraints; Illegality.  No
temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any governmental entity seeking any of the foregoing shall be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

                          (e)   Burdensome Conditions.  There shall not be any
action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any federal or state governmental entity which imposes any condition or restriction upon GJP, the Surviving Corporation or TPEG which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable, in the reasonable judgment of such party, the consummation of the Merger.

                          (f)   Board Designees.  The respective Boards of
Directors of GJP and TPEG shall have each submitted their list of TPEG Board Designees and shall have agreed in writing to their joint TPEG Board Designee in accordance with the provisions of Section 1.4 by not less than three (3) days prior to the Effective Time.

                          (g)   Executive Employment Agreements.  Each of
Grosso and Jacobson shall have executed and delivered to TPEG employment agreements with the Surviving Corporation in the forms Exhibits "F1" and "F2," annexed hereto (the "Employment Agreements").

                          (h)   Production Agreements.  Each of Grosso and
Jacobson and their respective Affiliates shall have executed and delivered to TPEG production agreements with the Surviving Corporation in the forms Exhibits "B1" and "B2," annexed hereto (the "Production Agreements").

                          (i)   Confidentiality and Standstill Agreement.  Each
of Grosso and Jacobson shall have executed and delivered to TPEG the Confidentiality and Standstill Agreement in the form of Exhibit "C" annexed hereto.

                          (j)   Registration Rights and Stock Disposition
Agreement. TPEG and each of Grosso and Jacobson shall enter into a Registration Rights and Stock Dispostion Agreement (the "Stock Disposition Agreement") whereby (i) Grosso and Jacobson will be entitled to have TPEG include their respective shares of TPEG Common Stock in registration statements to be filed by TPEG under the Securities Act of 1933, as amended, and (ii) Grosso and Jacobson shall each agree not to sell or otherwise dispose of any shares of TPEG Common Stock issued to each of them pursuant to the Merger through June 30, 1998, which Stock Disposition Agreement shall be in the form of Exhibit G annexed hereto.

                 7.2 Conditions to Obligations of TPEG and TPEG Sub II. The obligations of TPEG and TPEG Sub II to effect the Merger are subject to the satisfaction of the following conditions by GJP, Grosso and Jacobson unless waived by TPEG and TPEG Sub II:

                          (a)   Consummation of the Other Mergers.  The Other
Mergers among TPEG, the other subsidiaries of TPEG and GJE and GJM, respectively, shall each have been consummated in accordance with the Other Merger Agreements.

                          (b)   Representations and Warranties.  The joint and
several representations and warranties of GJP, Grosso and Jacobson set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time as though made on and as of the Effective Time, except as otherwise contemplated by this Agreement, and TPEG and TPEG Sub II shall have received a certificate signed on behalf of GJP by the President and Chief Financial Officer of GJP and by each of Grosso and Jacobson to such effect.

                          (c)   Performance of Obligations of GJP and
Stockholders . GJP, Grosso and Jacobson shall have performed in all material respects all of their joint and several obligations required to be performed by them or any of them under this Agreement, at or prior to the Effective Time, and TPEG and TPEG Sub II shall have received a certificate signed on behalf of GJP by the President and Chief Financial Officer of GJP and by each of Grosso and Jacobson to such effect.

                          (d)   Consents Under Agreements.  GJP shall have
obtained the consent or approval of each person (other than the Consents) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of GJP under any loan or credit agreement, note, mortgage, indenture, lease, license, production, distribution or other agreement (including the consent of Joseph Stevens & Co., L.P.) or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of TPEG and TPEG Sub II, individually or in the aggregate, have a material adverse effect on the Surviving Corporation or TPEG or upon the consummation of the transactions contemplated hereby.

                          (e)   Appraisals.  The Appraisals delivered to the
Board of Directors of TPEG pursuant to the provisions of Section 6.1 hereof shall not have been withdrawn or so modified, in whole or in part, as to cast doubt in any material respect upon the valuations set forth in such appraisals.

                          (f)   "Cold Comfort Letter".  GJP shall have
delivered or shall cause to be delivered to TPEG a "cold comfort" letter of Rosenberg, Rich, Baker, Berman & Company, GJP's independent accountants, dated as of a date within two business days prior to the Effective Time and addressed to TPEG, in form and substance reasonably satisfactory to TPEG and setting forth the substance and scope of the information set forth in Schedule 7.2(f).

                          (g)   Employment Agreements.  Simultaneous with and
upon the execution of this Agreement, each of Grosso and Jacobson shall have executed and delivered the Employment Agreements in the forms annexed hereto as Exhibits "F1" and "F2," respectively, with the Surviving Corporation.

                          (h)   Production Agreements.  Simultaneous with and
upon the execution of this Agreement, each of Grosso and Jacobson and their respective Affiliates shall have executed and delivered the Production Agreements in the forms annexed hereto as Exhibits "B1" and "B2," respectively, with the Surviving Corporation.

                          (i)   Stock Disposition Agreement.  Each of Grosso
and Jacobson shall have executed and delivered the Stock Dispostion Agreement in the form of Exhibit "G" annexed hereto.

                          (j)   Confidentiality and Standstill Agreement.  Each
of Grosso and Jacobson shall have executed and delivered the Confidentiality and Standstill Agreement in the form of Exhibit "C" annexed hereto.

                          (k)   No Material Adverse Change.  There shall have
been no material adverse change in the financial condition, results of operations, assets, liabilities, properties, business or business prospects of GJP between the date of this Agreement and the Effective Time.

                          (l)   Opinion.  TPEG shall have received the opinion
of Messrs. Kay, Collyer and Boose, LLP, counsel to GJP, Grosso and Jacobson, dated the Effective Time, substantially in the form of Exhibit "H" annexed hereto.

                          (m)  TPEG shall have received from GJP any and all
clearance or similar certificates required by any jurisdictions in order lawfully to consummate the Merger and the transfer of the shares of GJP Common Stock pursuant thereto

                 7.3 Conditions to Obligations of GJP, Grosso and Jacobson. The joint and several obligations of GJP, Grosso and Jacobson to effect the Merger are subject to the satisfaction of the following conditions by TPEG and TPEG Sub II unless waived by GJP, Grosso and Jacobson:

                          (a)   Consummation of the Other Mergers.  The Other
Mergers among TPEG, the other subsidiaries of TPEG and GJE and GJM, respectively, shall each have been consummated in accordance with the Other Merger Agreements.

                          (b)   Representations and Warranties.  The
representations and warranties of TPEG and of TPEG Sub II set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time as though made on and as of the Effective Time, except as otherwise contemplated by this Agreement, and GJP, Grosso and Jacobson shall have received a certificate signed on behalf of TPEG by the Chief Executive Officers and Chief Financial Officers of TPEG and TPEG Sub II to such effect.

                          (c)   Performance of Obligations of TPEG.  TPEG and
TPEG Sub II shall have performed in all material respects all obligations required to be performed by each of them under this Agreement, at or prior to the Effective Time, and GJP, Grosso and Jacobson shall have received a certificate signed on behalf of TPEG and TPEG Sub II by the Chief Executive Officers and Chief Financial Officers of TPEG and TPEG Sub II to such effect.

                          (d)   Consents Under Agreements.  TPEG shall have
obtained the consent or approval of each person (other than the Consents) whose consent or approval shall be required with respect to the Merger and in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of TPEG Sub II under any loan or credit agreement, note, mortgage, indenture, lease, license, production, distribution or other agreement

(including the consent of Joseph Stevens & Company, L.P.) or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of GJP, individually or in the aggregate, have a material adverse effect on the Surviving Corporation or TPEG or upon the consummation of the transactions contemplated hereby.

                          (e)   Employment Agreements.  The Surviving
Corporation shall have executed and delivered the Employment Agreements with each of Grosso and Jacobson in the forms annexed hereto as Exhibits "F1" and "F2," respectively.

                          (f)   Production Agreements.  The Surviving
Corporation shall have executed and delivered the Production Agreements with each of Grosso, Jacobson and their respective Affiliates in the forms annexed hereto as Exhibits "B1" and "B2," respectively.

                          (g)   Extension Agreements.  TPEG and each of Meyer
and Bernstein shall have executed extensions of their respective existing employment agreements and TPEG and Mountaingate shall have executed an extension of the existing production agreement as required by Section 6.5 hereof.

                          (h)   Stock Disposition Agreement.  TPEG shall have
executed and delivered the Stock Disposition Agreement with Grosso and Jacobson in the form of Exhibit "G" annexed hereto.

                          (i)   Confidentiality and Standstill Agreement.  TPEG
shall have executed and delivered the Confidentiality and Standstill Agreement in the form of Exhibit "C" annexed hereto.

                          (j)   Options for GJP Employees.  At the Effective
Time, TPEG shall grant incentive stock options to purchase an aggregate of 20,000 shares of TPEG Common Stock to the GJP executives and key employees who will become employed by the Surviving Corporation and whose names are set forth on Schedule 6.9 annexed hereto. Schedule 6.9 also sets forth the number of such stock options to be granted to each such employee.

                          (k)   Opinion.  GJP shall have received the opinion
of Maloney, Mehlman & Katz, counsel to TPEG, dated the Effective Time, substantially in the form of Exhibit "I" annexed hereto.

                          (l)   No Material Adverse Change.  There shall have
been no material adverse change in the financial condition, results of operations, assets, liabilities, properties or business of TPEG or any subsidiary of TPEG between the date of this Agreement and the Effective Time.

                 7.4 Condition Subsequent to Merger. GJP shall deliver, and Grosso and Jacobson shall cause GJP to deliver to TPEG, the GJ Financial Statements on or before such date and in such form for filing by TPEG in accordance with such SEC regulations as are required by the provisions of Section 6.2 hereof.

                          ARTICLE 8.  INDEMNIFICATION

                 8.1 Survival of Representations and Warranties. (a) The joint and several representations and warranties of GJP, Grosso and Jacobson (the "GJP Parties") contained in this Agreement, and all statements made by any or all of the GJP Parties which are contained in this Agreement, the Schedules and the Exhibits to this Agreement, or any certificate, financial statement, report or other document delivered pursuant to this Agreement or in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents"), shall survive the Merger for a period terminating at the close of business on the first (1st) anniversary of the Effective Time, except that (i) the joint and several representations and warranties of the GJP Parties contained in each of Sections 2.1, 2.2, 2.4 2.10 2.12(g) and (h) and
2.21 and the representations and warranties (including, without limitation, the representations and warranties contained in Sections 2.5(a)(ii) and the second sentence of Sections 2.8 and 2.11) of the GJP Parties relating to title to the assets, properties and contractual rights of GJP shall survive the Merger for a period terminating at the close of business on the sixth (6th) anniversary of the Effective Time, and (ii) notwithstanding anything contained herein to the contrary, any representation, warranty, covenant or agreement by the GJP Parties contained in this Agreement with respect to which there shall occur any fraudulent or intentional misrepresentation (including any intentional failure to disclose a material fact) or intentional breach of covenant or agreement shall survive the Merger indefinitely, notwithstanding any applicable statute of limitations (each such period described in clauses (i) through (iii) above is referred to herein as a "Survival Period"). Neither any Survival Period, nor the liability of the GJP Parties under or in connection with the Transaction Documents, shall be reduced by any investigation made at any time by or on behalf of TPEG.

                          (b)   The representations and warranties of TPEG
contained in the Transaction Documents shall survive the Mergers for a period terminating at the close of business on the first (1st) anniversary of the Effective Time. Neither the Survival Period specified in this Section 8.1(b), nor the liability of TPEG under or in connection with the Transaction Documents shall be reduced by any investigation made at any time by or on behalf of the GJP Parties.

                          (c)   Notwithstanding anything contained in this
Article 8 to the contrary, any matter with respect to which a claim has been asserted by notice by any indemnified party to the GJP Parties or TPEG, as the case may be, that is pending or unresolved at the end of the applicable Survival Period shall continue to be covered by this Article 8 notwithstanding the termination or expiration of such Survival Period until such claim is finally and fully satisfied or otherwise resolved by the parties under this Agreement or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid by the GJP Parties or TPEG, as the case may be, to such Indemnified Party.

                 8.2      Indemnification by the GJP Parties.

                          (a)   The GJP Parties shall jointly and severally
indemnify and hold harmless TPEG and its subsidiaries (including TPEG Sub II) and the Surviving Corporation and their Affiliates, officers, directors, employees, agents, attorneys, successors and assigns (each a "TPEG Indemnified Party") from and against any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' and consultants' fees and expenses) suffered or incurred by them (including, without limitation, in connection with any action brought or otherwise initiated by any of them or required to enforce the provisions hereunder) (hereinafter collectively referred to as the "Losses"), arising out of or resulting from any or all of the following:

                          (i) the breach of any representation or warranty made by any of the GJP Parties contained in this Agreement or in any of the other Transaction Documents;

                          (ii) the breach of any covenant or agreement by any of the GJP Parties contained in this Agreement or in any of the other Transaction Documents;

                          (iii) Indemnification with respect to tax liabilities
                 and assessments for periods in accordance with the provisions of Section 8.3 hereof; or

                          (iv) any other matter as to which the GJP Parties, pursuant to any other provision of this Agreement or of any of the other Transaction Documents, have agreed to indemnify a TPEG Indemnified Party.

                          (b)   A TPEG Indemnified Party shall give the GJP
Parties notice of any matter which such TPEG Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, promptly, but in any event within thirty (30) days of such determination, stating the amount of the Losses, if known, and the method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that the failure to provide such notice shall not release the GJP Parties from any of their joint and several obligations or reduce the amount of the GJP Parties liabilities under this Article 8 except to the extent that the GJP Parties are materially prejudiced by such failure, as determined by a court of competent jurisdiction, and shall not relieve the GJP Parties from any other obligation or liability that they may have to any TPEG Indemnified Party otherwise than under this Article 8. The obligations and liabilities of the GJP Parties under this Article 8 with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article 8 ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: If a TPEG Indemnified Party shall receive actual notice of any Third Party Claim, the TPEG Indemnified Party shall give the GJP Parties notice of such Third Party Claim promptly, but in any event within thirty (30) days of the receipt by the TPEG Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the

GJP Parties from any of their obligations under this Article 8 except to the extent the GJP Parties are materially prejudiced by such failure, as determined by a court of competent jurisdiction, and shall not relieve the GJP Parties from any other obligation or liability that they may have to any TPEG Indemnified Party otherwise than under this Article 8. If the GJP Parties acknowledge in writing their obligation to indemnify a TPEG Indemnified Party hereunder against any Losses that may result from a Third Party Claim, then the GJP Parties shall be entitled to assume and control the defense of such Third Party Claim, at their expense and through counsel of their choice, if the GJP Parties give notice of their intention to do so to such TPEG Indemnified Party within thirty (30) days of the receipt of such notice from such TPEG Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the TPEG Indemnified Party, in its or his reasonably exercised discretion, for the same counsel to represent both the TPEG Indemnified Party and the GJP Parties, then such TPEG Indemnified Party shall be entitled to retain its or his own counsel, in each jurisdiction for which such TPEG Indemnified Party determines counsel is required, at the expense of the GJP Parties. In the event the GJP Parties exercise the right to undertake the defense against a Third Party Claim as provided above, the TPEG Indemnified Party shall cooperate with the GJP Parties in such defense and make available to the GJP Parties, at the GJP Parties' expense, all witnesses, pertinent records, materials and information in the TPEG Indemnified Party's possession or under the TPEG Indemnified Party's control relating thereto as is reasonably required by the GJP Parties. Similarly, in the event the TPEG Indemnified Party is, directly or indirectly, conducting the defense of a Third Party Claim, the GJP Parties shall cooperate with the TPEG Indemnified Party in such defense and make available to such TPEG Indemnified Party, at the GJP Parties' expense, all such witnesses, records, materials and information in the GJP Parties' possession or under the GJP Parties' control relating thereto as is reasonably required by the TPEG Indemnified Party. In furtherance of the foregoing, the GJP Parties shall be obligated to keep the TPEG Indemnified Party fully informed in a timely fashion of all developments pertaining to a Third Party Claim and to furnish the TPEG Indemnified Party with true copies of all pleadings, judgments, papers and settlement agreements in connection therewith. No Third Party Claim may be settled by the GJP Parties without the prior written consent of the TPEG Indemnified Party unless the settlement provides for a full and unconditional release of the TPEG Indemnified Party.

                 8.3  Indemnification by GJP Parties as to Tax Matters.

                          (a)   The GJP Parties shall jointly and severally
indemnify and hold harmless TPEG and its subsidiaries from and against the following Taxes (except to the extent of amounts, including deferred taxes to take into account of timing differences between Tax income and financial income, as have been specifically identified and reserved therefor as taxes in the GJ Financial Statements) and, except as otherwise provided in Section 8.3(b) hereof, against any loss, damage, liability or expense (including reasonable fees for attorneys and other outside consultants) incurred in contesting or otherwise in connection with any such Taxes or pursuing any claim hereunder; (i) Taxes imposed on GJP with respect to periods ending at or prior to the Effective Time; (ii) with respect to taxable periods beginning before the Effective Time and ending after the Effective Time, Taxes imposed which are allocable, pursuant to
Section 8.3(b), to the portion of such period ending at the Effective Time;
(iii) Taxes imposed on TPEG as a result of any breach of warranty or misrepresentation under Section 2.10 or the failure by GJP to fulfill its obligations under this Section 8.3(a)(i); and (iv) unpaid Taxes of any Person (including GJP) under Treas. Reg. Section 1.1502- 6 (or any similar provision of law), or as a transferee or successor, by contract or otherwise.

                          (b)   In the case of Taxes that are payable with
respect to a taxable period that begins before the Effective Time and ends after the Effective Time, the portion of any such Tax that is allocable to the portion of the period ending on the Effective Time shall be:

                                (i) in the case of Taxes that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property (other than pursuant to the Merger contemplated by the Agreement), deemed equal to the amount which would be payable if the taxable year ended at the Effective Time; and

                                (ii)  in the case of Taxes not described in
                          subparagraph (i) of this Section 8.3(b) that are imposed on a periodic basis and measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the date of the Effective Time and the denominator of which is the number of calendar days in the entire period.

                          (c)   Tax Returns.  Tax Returns not yet filed for any
taxable period that commences prior to the Effective Time shall be prepared, and each item thereon treated, in a manner consistent with past practices of GJP.

                          (d)   Refunds.  Any Tax refund (or comparable benefit
resulting from a reduction in Tax liability) for a period ending as of or prior to the Effective Time arising out of the carryback of a loss or credit incurred by GJP in a taxable period ending after the Effective Time shall be the property of TPEG or the Surviving Corporation, as the case may be, but the amount of any such refunds received by TPEG or the Surviving Corporation shall be offset against any claims by TPEG or the Surviving Corporation against the GJP Parties pursuant to Article 8 hereof.

                          (e)  Contests.

                               (i) In the case of an audit or administrative or judicial proceeding that relates to periods ending at or before the Effective Time, the GJP Parties shall have the right, at their expense, to participate in and control the conduct of such audit or proceeding but only to the extent that such audit or proceeding relates solely to a potential adjustment for which the GJP Parties have acknowledged GJP's liability in writing and the issue underlying the potential adjustment does not recur for any period ending subsequent to the Effective Time.
                        The GJP Parties shall keep TPEG fully informed of the progress of any such audit or proceeding and, if it appears in the sole discretion of TPEG, that such audit or proceeding may adversely affect TPEG or TPEG Sub II, TPEG also may participate in any such audit or proceeding. If the GJP Parties do not assume the defense of any such audit or proceeding promptly, TPEG may defend and settle the same (for the GJP Parties' account) in such reasonable manner as it may deem appropriate. In the event that a potential adjustment as to which the GJP Parties would be liable is present in the same proceeding as a potential adjustment for which TPEG or TPEG Sub II would be liable, TPEG shall have the right, at its expense, to control the audit or proceeding with respect to the latter potential adjustment.

                               (ii) With respect to a potential adjustment for which both GJP and TPEG and/or TPEG Sub II could be liable, or which involves an issue that recurs for any period ending after the Effective Time (whether or not the subject of audit at such time), (i) both the GJP Parties and TPEG may participate in the audit or proceeding, and (ii) the audit or proceeding shall be controlled by that party which would bear the burden of the greater portion of the dollar amount of the adjustment and any corresponding adjustments that may reasonably be anticipated for future Tax periods. The principle set forth in the preceding sentence shall also govern for purposes of deciding any issue that must be decided jointly (in particular, choice of judicial forum) in circumstances in which separate issues are otherwise controlled hereunder by TPEG and the GJP Parties.

                               (iii) Except as provided in clause (i) of this
                        Section 6(e), neither TPEG nor the GJP Parties shall enter into any compromise or agree to settle any claim pursuant to any Tax audit or proceeding which would adversely affect the other party for such year or a subsequent year without the written consent of the other party, which consent may not be unreasonably withheld.

                        (f)    Miscellaneous.

                               (i) The GJP Parties and TPEG agree to treat all payments made by either to or for the benefit of the other under this Article 8, under other indemnification provisions of this Agreement and for any misrepresentations or breaches of warranties or covenants as adjustments to the Merger Consideration to be paid by TPEG to the Stockholders of GJP pursuant to the Merger or as capital contributions for Tax purposes and that such treatment shall govern for purposes hereof.

                               (ii) Notwithstanding any provision herein to the contrary, the obligation of the GJP Parties to indemnify and hold harmless TPEG and TPEG Sub II pursuant to the provisions of this Section 8.3, and the representations and warranties contained in Section
                        2.10 hereof, shall terminate as of the close of business on the 120th day following expiration of the applicable statutes of limitations with respect to the Tax liabilities in question (after giving effect, however, to any waiver, mitigation or extension of any such statutes).

                        (g)    Additional Tax Agreements.

                               (i) Tax Elections. The GJP Parties jointly and severally covenant and agree that no new elections with respect to Taxes or any changes in current elections with respect to Taxes affecting GJP shall be made after the date of this Agreement without the prior written consent of TPEG.

                               (ii) Nonforeign Affidavit. GJP shall furnish TPEG an affidavit stating that the indicated number is the transferor's United States taxpayer identification number and that the transferor is not a foreign person, pursuant to Section 1445(b)(2) of the Code.

                               (iii) Cooperation and Records Retention.  The
                        GJP Parties and TPEG shall (A) each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Taxes, provided, however, that TPEG shall cause its officers who are serving as duly authorized officers of the Surviving Corporation to sign and file any such Returns unless such officers consist of any of the GJP Parties; (B) each retain and provide the other, and TPEG shall retain and cause TPEG Sub II to retain and provide the GJP Parties with, any records or other information that may be relevant to such Tax Return, audit or examination, proceeding, or determination, and (C) each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any Tax Return of the other for any period. Without limiting the generality of the foregoing, TPEG shall retain, and shall cause TPEG Sub II to retain, and the GJP Parties shall retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all Tax Returns, supporting work schedules, and other records or information that may be relevant to such returns for all tax periods or portions thereof ending before or including the Effective Time and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.

                               (iv) Transfer Taxes. GJP or the Stockholders, as the case may be, shall pay any sales, stock transfer and/or documentary taxes applicable to the Merger at the Effective Time, provided, however, that TPEG shall promptly reimburse GJP and/or the Stockholders for the cost thereof;

                               (v) Preparation of W-2's, etc. Pursuant to Revenue Procedure 84-77 (1984-2 C.B. 753), provided that GJP provides TPEG with all necessary payroll records for the calendar year which includes the Effective Time, TPEG shall furnish a Form W-2 to each employee employed by TPEG or any of its subsidiaries (including TPEG Sub II) after the Effective Time who had been employed by GJP disclosing all wages and other compensation paid for such calendar year, and taxes withheld therefrom, and the GJP Parties shall be relieved of the responsibility to do so.

                8.4         Indemnification by TPEG.

                        (a) The GJP Parties (each a "GJP Indemnified Party") shall be indemnified and held harmless by TPEG from and against for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' and consultants' fees and expenses) suffered or incurred by them (including, without limitation, in connection with any action brought or otherwise initiated by any of them or required to enforce the provisions hereunder) (hereinafter collectively referred to as the "Losses"), arising out of or resulting from:

                               (i)   the breach of any representation or
                        warranty made by TPEG or by TPEG Sub II contained in this Agreement or any of the other Transaction Documents; and

                               (ii) the breach of any covenant or agreement by TPEG contained in this Agreement or any of the other Transaction Documents.

                        (b) A GJP Indemnified Party shall give TPEG notice of any matter which a GJP Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, promptly, but in any event within thirty (30) days of such determination, stating the amount of the Losses, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that the failure to provide such notice shall not release TPEG from any of its obligations or reduce the amount of TPEG's liabilities under this Article 8 except to the extent that TPEG is materially prejudiced by such failure, as determined by a court of competent jurisdiction, and shall not relieve TPEG from any other obligation or liability that it may have to a GJP Indemnified Party otherwise than under this Article 8. The obligations and liabilities of TPEG under this Article 8 with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this
Article 8 ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: If a GJP Indemnified Party shall receive actual notice of any Third Party Claim, the GJP Indemnified Party shall give TPEG notice of a Third Party Claim promptly, but in any event within thirty (30) days of the receipt by such GJP Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release TPEG from any of its obligations under this Article 8 except to the extent TPEG is materially prejudiced by such failure, as determined by a court of competent jurisdiction, and shall not relieve TPEG from any other obligation or liability that it may have to any GJP Indemnified Party otherwise than under this Article
8. If TPEG acknowledges in writing its obligation to indemnify a GJP Indemnified Party hereunder against any Losses that may result from a Third Party Claim, then TPEG shall be entitled to assume and control the defense of a Third Party Claim, at its expense and through counsel of its choice, if it gives notice of its intention to do so to the GJP Indemnified Party within thirty (30) days of the receipt of such notice from such GJP Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the GJP Indemnified Party, in its or his reasonably exercised discretion, for the same counsel to represent both such GJP Indemnified Party and TPEG, then the GJP Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the GJP Indemnified Party determines counsel is required, at the expense of TPEG. In the event TPEG exercises the right to undertake any such defense of a Third Party Claim as provided above, the GJP Indemnified Party shall cooperate with TPEG in such defense and make available to TPEG, at TPEG's expense, all witnesses, pertinent records, materials and information in the GJP Indemnified Party's possession or under the GJP Indemnified Party's control relating thereto as is reasonably required by TPEG. Similarly, in the event the GJP Indemnified Party is, directly or indirectly, conducting the defense of a Third Party Claim, TPEG shall cooperate with the GJP Indemnified Party in such defense and make available to the GJP Indemnified Party, at TPEG's expense, all such witnesses, records, materials and information in TPEG's possession or under TPEG's control relating thereto as is reasonably required by the GJP Indemnified Party. No Third Party Claim may be settled by TPEG without the prior written consent of the GJP Indemnified Party unless the settlement provides for the full and unconditional release of the GJP Indemnified Party.

                8.5 Payment of Indemnification Liability. All indemnification obligations or liabilities of the GJP Parties or of TPEG, as the case may be, shall be payable to the Indemnified Parties within ten (10) days (the "Indemnification Payment Date") after the date that such obligation or liability has been determined by written stipulation or agreement between or among the parties, by a final non-appealable judgment or arbitration award or, in the case of liabilities for any Taxes, the receipt by TPEG and/or the Surviving Corporation from any Govenmental Authority of an assessment, claim or lien for Taxes which is subject to the indemnification provisions of Section
8.3 hereof.

                8.6 Form of Payment of Indemnification Liability. The GJP Parties or TPEG, as the case may be, shall be permitted to satisfy their respective indemnification obligations under this Article 8 by paying the full dollar amount of the indemnified Losses (the "Loss Amount") to the Indemnified Parties in the form of Shares of TPEG Common Stock, the number of which, for purposes of this Article 8, shall be determined by dividing the Loss Amount by the average of the closing prices of the (a) quoted closing price of the TPEG Common Stock on the NASDAQ SmallCap Market during the thirty (30) consecutive trading days immediately preceding the Indemnification Payment Date or (b) if there is no trading in the TPEG Common Stock on the NASDAQ SmallCap Market on any one or more of such trading days, by the average mean between the quoted closing bid and asked prices for the TPEG Common Stock on such market on any of such days, subject to a discount of ten percent (10%) from the price of the Shares of the TPEG Common Stock so determined and further subject to a minimum price of one dollar twenty cents ($1.20) per share; provided, however, that with respect to the GJP Parties' liabilities for Taxes which are the subject of the representations and warranties set forth in Section 2.10 hereof and the indemnification provisions of Section 8.3 hereof and/or liabilities for environmental matters which are the subject of the representations and warranties set forth in Section 2.12(g) and (h) hereof, the GJP Parties shall pay the Loss Amount by certified check (or other form of cash payment or transfer mutually acceptable to the parties) payable directly to the order of the Governmental Authority assessing or otherwise claiming or levying such Taxes or to TPEG as TPEG may direct on or before the Indemnification Date.

                8.7 Joint and Several Liability of GJP Parties. Each reference in this Article 8 to the "GJP Parties" shall mean each of GJP, Grosso and Jacobson, and all of them, individually and collectively, jointly and severally, and the GJP Parties shall be jointly and severally liable for all present and future indebtedness, liabilities and obligations to each TPEG Indemnified Party pursuant to or in connection with Section 8.2. Notwithstanding the joint and several liability of the GJP Parties as aforesaid, each of Grosso and Jacobson hereby irrevocably waives any right to seek or obtain from GJP and/or the Surviving Corporation after the Effective Time, whether by contribution, reimbursement, joinder of parties, cross-claim or otherwise, any amounts paid or payable by Grosso and/or Jacobson pursuant to or in connection with Section 8.2.

                8.8     Cross-Indemnification With Other Mergers.
Notwithstanding any other provisions of this Agreement, all of the indemnification provisions set forth in this Article 8 shall be deemed applicable to and may be invoked against the GJP Parties or TPEG, as the case may be, in the event that:

                               (i) any of the parties to the Other Mergers breaches any representations and warranties set forth in the agreements or other Transaction Documents governing either of such Other Mergers;

                               (ii) any of the parties to the Other Mergers breaches any covenants or agreements by any of such parties set forth in any of the agreements or other Transaction Documents governing either of such Other Mergers;

                               (iii) the indemnification provisions with
                        respect to tax liabilities and assessments of GJE or GJM, respectively, under the agreements governing the Other Mergers are invoked; or

                               (iv) any other matters to which the parties to either of the Other Mergers have agreed to indemnify any of the other parties to such Other Mergers; it being expressly understood and agreed by the GJP Parties and by TPEG that (A) any claims for indemnification arising under either or both of the Other Mergers shall invoke all of the indemnification and other remedies provided for in this Agreement, and
                        (B) the GJP Parties shall be jointly and severally liable for any indebtedness, obligations or liabilities of the GJE Parties (as defined in the agreement governing the Other Merger to which GJE is a Party) and or the GJM Parties (as defined in the agreement governing the Other Merger to which GJM is a Party) to the TPEG Indemnified Parties, and the TPEG Parties shall be jointly and severally liable for any indebtedness, obligations or liabilities of the TPEG Parties (as defined in the agreement governing the Other Mergers with GJE and GJM, respectively) to the GJP Indemnified Party, in each case without offset, deduction, defense or counterclaim available to the GJP Parties or the TPEG Parties, as the case may be, under this Agreement.

                8.9 Minimum Claim. Anything in this Article 8 to the contrary notwithstanding, the TPEG Indemnified Parties, as a group, shall not have any claims for indemnification against the GJP Parties, and the GJP Indemnified Parties, as a group, shall not have any claims for indemnification against TPEG unless the amount of such individual claims for Losses, or the amount of such claim when added to all other claims for Losses for which such party could have sought indemnification hereunder and under the Other Merger Agreements but for the provisions of this Section 8.9, exceeds, in the aggregate, Thirty Thousand ($30,000) Dollars (the "Indemnification Minimum Amount"); provided, however, that in determining amounts to be included in the Indemnification Minimum Amount, if any, but for no other purpose, all representations, warranties and covenants in this Agreement, made by the GJP Parties or by TPEG, as the case may be, shall be read without regard to any materiality standard or any knowledge qualification set forth in this Agreement.

                8.10 Maximum Claim. Anything in this Article 8 to the contrary notwithstanding, neither TPEG nor the GJP Parties shall have any liability under this Article 8 in respect of any Losses to the extent the aggregate of such Losses under this Article 8 and under the Other Merger Agreements, exceeds, in the aggregate, the sum of Three Million ($3,000,000) Dollars.

                8.11    Other Remedies.  The indemnification provisions of this
Article 8 are in addition to, and not in derogation of, any statutory, equitable, or common law remedies which any party hereto may have for breach of any representation, warranty or covenant set forth in this Agreement, any Schedule or Exhibit annexed hereto or in any of the other Transaction Documents.

                     ARTICLE 9.  TERMINATION AND AMENDMENT

                9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the GJP Stockholders :

                        (a) by the mutual consent of GJP, Grosso and Jacobson and TPEG;

                        (b) by either GJP or TPEG upon written notice to the other party if any governmental entity of competent jurisdiction shall have issued a final permanent order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and in any such case the time for appeal or petition for reconsideration of such order shall have expired without such appeal or petition being granted;

                        (c) by either GJP or TPEG if the Merger shall not have been consummated on or before October 31, 1997.

                9.2 Effect of Termination. In the event of termination of this Agreement by either GJP or TPEG as provided in Section 9.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party or parties hereto to the other party or parties and each of GJP (on its own behalf and on behalf of Grosso and Jacobson) and TPEG shall bear and be solely responsible for their respective professional fees, expenses and other costs incurred in the negotiation and execution of the Agreement and any other matters undertaken with respect to the transactions contemplated hereby, except (i) with respect to or by reason of the application of the provisions of Article 10 of this Agreement, and (ii) with respect to any liabilities or damages incurred or suffered by a party or parties as a result of the breach in any material respect by the other party or parties of any of its or their representations, warranties, covenants or agreements set forth in this Agreement.

                9.3 Amendment. This Agreement may be amended by the parties hereto, at any time before or after approval of the matters presented in connection with the Merger by the GJP Stockholders, but, after any such stockholder approval, no amendment shall be made which by law requires further approval by such stockholders without seeking such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                9.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, may, to the extent legally permitted, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by or on behalf of such party.

                               ARTICLE 10.  REMEDIES IN EVENT OF THIRD
                                            PARTY COMPETING TRANSACTION

                Notwithstanding any provision to the contrary set forth in this Agreement or in any other agreements, instruments or other documents delivered by the parties pursuant hereto,

                10.1 Remedies for Competing Transaction. TPEG and TPEG Sub II further agree and GJP, Grosso and Jacobson further jointly and severally agree that, in the event that any of TPEG, TPEG Sub II, GJP, Grosso and/or Jacobson elects or elect to execute a letter of intent or become a party to or make a written or an oral commitment with respect to a Competing Transaction (all such actions, collectively, the "Competing Transaction Commitment") prior to the Effective Time or the earlier termination of this Agreement in accordance with Article 9 hereof, whichever sooner occurs, then such party or parties shall be legally obligated, promptly upon the written demand of the other party or parties, to promptly reimburse the other party for all of its reasonable legal, accounting and other professional costs and related disbursements, upon submission of reasonably itemized bills, vouchers and/or statements therefor plus such monetary damages as a court of competent jurisdiction may award.

                10.2 Procedure for Exercising Remedies. If any of TPEG, GJP, Grosso and/or Jacobson as the case may be, undertakes a Competing Transaction Commitment, it, he or they shall be required to give prompt written notice thereof to the other party or parties and its or their counsel, whereupon the other party or parties shall submit as promptly as practicable reasonably itemized bills, vouchers and/or statements with respect to its reasonable legal, accounting and other professional costs and related disbursements incurred in connection with this Agreement and the transactions contemplated hereby. The party undertaking the Competing Transaction Commitment shall be required, within seven (7) days after receipt of such bills, vouchers and/or statements, to reimburse the other party in full for all of such fees, costs and expenses plus such monetary damages as a court of competent jurisdiction may award.

                10.3 Other Remedies for Competing Transaction. The reimbursement of fees and expenses plus such monetary damages as a court of competent jurisdiction may award, if the other party or parties undertakes a Competing Transaction Commitment prior to the Effective Time or to the earlier termination of this Agreement in accordance with Article 9 hereof, whichever sooner occurs, shall not constitute sole and exclusive remedy available to the other party or parties in consequence of TPEG, GJP, Grosso or Jacobson, as the case may be, having undertaken such Competing Transaction Commitment or having engaged in a Competing Transaction.

                        ARTICLE 11.  GENERAL PROVISIONS

                11.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed (postage prepaid) by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                        (a)    if to TPEG, TPEG subsidiaries or the
                                      Surviving Corporation, to

                               The Producers Entertainment Group Ltd.
                               5757 Wilshire Boulevard - Penthouse One
                               Los Angeles, CA 90036
                               Telecopy No. (310) 634-8635
                               Attn:  Irwin Meyer, CEO
                               with a copy to

                               Dempsey & Johnson, P.C.
                               1925 Century Park East
                               Suite 2350
                               Los Angeles, CA  90067
                               Attn: Michael D. Dempsey, Esq.

                and

                               Maloney, Mehlman & Katz
                               405 Lexington Avenue
                               New York, New York  10174
                               Telecopy No. (212) 972-0111
                               Attn:  Melvin Katz, Esq.

                and

                        (b)    if to GJP, Grosso or Jacobson, to or c/o

                               Grosso-Jacobson Productions, Inc.
                               767 Third Avenue
                               New York, New York  10017
                               Telecopy No. (212) 355-3178
                               Attn:  Lawrence S. Jacobson, President





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
                               with a copy to

                               Kay, Collyer & Boose, LLP
                               One Dag Hammarskjold Plaza
                               New York, New York  10017
                               Telecopy No. (212) 755-0921
                               Attn:  Michael Collyer, Esq.

                Any notice sent by registered or certified mail as aforesaid shall be deemed delivered to the party or parties to whom it is addressed on the third (3rd) business day following the date upon which each notice has been deposited in the U.S. mail.

                11.2 Interpretation. (a) When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the naming or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party or parties to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to September 15, 1997.

                        (b) All references in this Agreement to "the knowledge of" or "to the best knowledge of" of any party shall mean "actual knowledge" of the party charged with such knowledge or "constructive knowledge" which such party should have obtained, in the reasonable exercise of his or its duties, after reasonable inquiry.

                        (c) All references herein to any joint and several agreements or obligations of Grosso and Jacobson pertaining to actions or transactions to be taken, or not to be taken, by GJP, in accordance with the terms of this Agreement shall constitute, and be deemed to constitute, the agreements and obligations of Grosso and Jacobson to cause GJP to take or not to take any such actions or transactions.

                11.3 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                11.4 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements (including the letter of intent between GJP, GJE, Grosso and Jacobson and TPEG dated April 25, 1997) and understandings, both written and oral, among the parties with respect to the subject matter hereof, provided that the relevant provisions of Articles hereof relating to Confidentiality shall survive the execution and delivery of this Agreement and
(b) except as expressly provided herein, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereby acknowledge that, except as hereinafter agreed to in writing, no party shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof.

                11.5 Governing Law. This Agreement shall be governed and construed in accordance with the internal laws of the State of Delaware, without regard to any applicable conflicts of law.

                11.6 Publicity. Except as otherwise required by law (including federal securities law including regulations of the SEC) or the rules and regulations of the NASDAQ SmallCap Market, so long as this Agreement is in effect, neither GJP, Grosso or Jacobson nor TPEG shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

                11.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                11.8 Disclosure Schedules. The Schedules annexed hereto and referred to herein are a part of this Agreement for all purposes. The inclusion of an item in any Schedule does not necessarily imply that such item or matter is material or significant. Terms which are defined in this Agreement shall have the same meanings when used in the Schedules hereto. Disclosure of any item or matter on (a) any one Schedule hereto shall be deemed to constitute disclosure of such item or matter for each of the other Schedules hereto with respect to which disclosure of such item or matter is required and
(b) any schedule required to be delivered by GJE or GJM or by TPEG or the other TPEG subsidiaries, as the case may be, pursuant to or under the agreements governing the Other Mergers shall be deemed to constitute disclosure of such item or matter with respect to which disclosure of such item or matter is required hereunder.

                IN WITNESS WHEREOF, GJP, TPEG and TPEG Sub II each have caused this Agreement to be signed by their respective officers thereunto duly authorized and Grosso and Jacobson each have signed this Agreement on and as of the date and year first above written.

Attest:                                     THE PRODUCERS ENTERTAINMENT
                                            GROUP LTD.



_____________________________               By:_____________________________
Name:                                          Title:
Title:


Attest:                                     TPEG ACQUISITION II CORP.



_____________________________               By:_____________________________
Name:                                          Title:
Title:


Attest:                                     GROSSO-JACOBSON PRODUCTIONS, INC.



_____________________________               By:_____________________________
Name:                                          Title:
Title:



                                            ________________________________
                                            SALVATORE GROSSO



                                            ________________________________
                                            LAWRENCE S. JACOBSON